UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UTi WORLDWIDE INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UTi WORLDWIDE INC.

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 100 Oceangate Boulevard, Suite 1500 Long Beach, CA 90802 USA

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

We cordially invite you to attend the 2013 Annual Meeting of Shareholders of UTi Worldwide Inc. to be held in UTi’s Long Beach Solutions Center located at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, on Monday, June 10, 2013 at 9:00 A.M. (Pacific Time) for the following purposes:

1. To elect three class “A” directors to our Board of Directors for a term of three years and until their respective successors are duly elected and qualified;

2. To conduct an advisory vote on executive compensation;

3. To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company; and

4. To transact such other business as may properly come before the annual meeting or any postponement(s) or adjournment(s) thereof.

Our Board of Directors has fixed May 1, 2013 as the record date for determining the shareholders entitled to vote at the meeting.

A proxy solicited by our Board of Directors, together with our proxy statement and a copy of our 2013 annual report to shareholders, are enclosed herewith. Whether or not you plan to attend the annual meeting, please sign, date and return the proxy card promptly in the enclosed reply envelope provided for that purpose. You may also vote by telephone or by Internet by following the instructions on your proxy card. This will not prevent you from voting in person at the meeting, but will assure your vote is counted if you are unable to attend. YOUR VOTE IS VERY IMPORTANT.

By order of the Board of Directors

Lance E. D’Amico

Secretary

Long Beach, California

May 13, 2013

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 10, 2013

This proxy statement and our Annual Report to Shareholders are available on-line at www.envisionreports.com/UTIW.

YOUR VOTE IS IMPORTANT

WHETHER YOU OWN A FEW OR MANY SHARES AND WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN YOUR PROXY OR VOTE VIA TELEPHONE OR THE INTERNET PROMPTLY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.

ADDITIONAL INFORMATION

If you have questions or need assistance voting, please contact:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

UTi WORLDWIDE INC.

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 100 Oceangate Boulevard, Suite 1500 Long Beach, CA 90802 USA

PROXY STATEMENT

The Board of Directors of UTi Worldwide Inc. (the “Company” or “UTi”) is soliciting proxies to be voted at the 2013 Annual Meeting of Shareholders of the Company to be held on Monday, June 10, 2013 at the Company’s Long Beach Solutions Center located at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, at 9:00 A.M., Pacific time, and at any adjournment(s) or postponement(s) thereof (the “Annual Meeting” or the “Meeting”), for the purposes set forth in the accompanying notice of annual meeting of shareholders and described herein. This proxy statement and the accompanying form of proxy are first being mailed to the Company’s shareholders on or about May 13, 2013.

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on May 1, 2013 as the record date (the “Record Date”) for determining the shareholders entitled to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. As of the Record Date, there were 104,504,985 ordinary shares, no par value (the “Ordinary Shares”) outstanding (not including 1,157,706 shares held in treasury).

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who may vote?

You may vote if our records indicate that you owned Ordinary Shares at the close of business on May 1, 2013, the Record Date. Each Ordinary Share (other than those held in treasury) carries the right to one vote with respect to each matter to be voted on at the Annual Meeting.

You may own Ordinary Shares in several different ways. If your Ordinary Shares are represented by one or more share certificates registered in your name, then you are a holder of record. If your Ordinary Shares are held by a broker, bank or other nominee (that is, in “street name”), then you must obtain a voting instruction form from the institution that holds the shares and follow the instructions included on that form regarding how to instruct the broker, bank or other nominee to vote the shares.

What am I voting on?

In addition to such other matters of business as may properly come before the Annual Meeting or any postponement or adjournment thereof, you are being asked to vote on the following:

1. The election of three class “A” directors to our Board of Directors for a term of three years;

2. To provide an advisory vote on the compensation of the Company’s named executive officers, as disclosed in this proxy statement in accordance with the rules of the Securities and Exchange Commission (the “SEC”), which disclosures include the Compensation Discussion and Analysis and the compensation tables and narrative discussion following the Compensation Discussion and Analysis (the “say-on-pay resolution”); and

3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending January 31, 2014.

How does the Board of Directors recommend that I vote?

•

The Board of Directors recommends that you vote: “FOR” the election of each of C. John Langley, Jr., Allan M. Rosenzweig and Donald W. Slager, the nominated class “A” directors, to the Board of Directors;

•	“FOR” approval of the say-on-pay resolution; and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending January 31, 2014.

How do I vote?

We encourage you to vote through the Internet or by telephone, both of which you may do 24 hours a day, 7 days a week. However, you may vote in any one of the following ways:

By Internet. If you are a shareholder of record, you can vote your proxy by the Internet. The enclosed proxy card indicates the website you may access for Internet voting. The Internet voting system allows you to confirm that the system has properly recorded your votes.

By Telephone. If you are a shareholder of record and are located in the United States or Canada, you can vote your proxy by calling the toll-free telephone number on your proxy card. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card. If you are located outside the United States or Canada, please contact MacKenzie Partners, Inc. at 1-212-929-5500 for information on how you can vote by telephone.

By Mail. If you are a shareholder of record and are located in the United States, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you are located outside the United States, you should add the necessary postage to the enclosed envelope to assure delivery. In order to ensure that your vote is received on or prior to the date of the Annual Meeting, we recommend that your proxy card be returned to us by overnight mail.

At the Annual Meeting. If you are a shareholder of record and wish to vote in person at the Annual Meeting, you may do so. If you attend the Meeting, we will give you a ballot when you arrive. However, if you hold your Ordinary Shares through a broker, bank or other nominee, you must provide a legal proxy from such broker, bank or nominee evidencing your authority to vote shares that the institution or other nominee held for your account at the close of business on the Record Date. You must contact your broker, bank or other nominee directly in advance of the Annual Meeting to obtain a legal proxy. Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy so that your vote will be counted if you later decide not to attend the Meeting.

If your Ordinary Shares are held by a broker, bank or other nominee in street name, then you must obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct the broker to vote your shares.

If you have any questions regarding how to vote, please contact MacKenzie Partners, Inc. at 1-800-322-2885 (please call 1-212-929-5500 (collect) if you are located outside the United States).

Can I change my vote?

You may change your vote at any time prior to the vote at the Annual Meeting. You may revoke any proxy given pursuant to this solicitation at any time before it is exercised at the Annual Meeting by taking any of the following actions:

•	submitting a vote at a later time via the Internet or telephone before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on June 9, 2013;

•	delivering written notice to the Secretary of the Company by any means, including facsimile, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the Meeting will not, by itself, revoke a proxy.

If you are a shareholder of record, you may obtain a new proxy card by contacting the Secretary of the Company at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, telephone 1-562-552-9400 (collect). If you hold shares in street name, you may submit new voting instructions or revoke your voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the record holder (bank, broker or other nominee) giving you the right to vote the shares.

How will my shares be voted?

Any proxy that you return properly completed and that is not revoked will be voted as you direct. If you are a shareholder of record and you indicate when voting by internet or by telephone that you wish to vote as recommended by our Board of Directors or if you sign and return a proxy card without giving specific instructions, then the persons designated as proxy holders in the accompanying proxy card(s) will vote “FOR” the election of the Board of Directors’ nominees for Class “A” directors, “FOR” approval of the say-on-pay resolution and “FOR” the ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company. If you are a street name holder of Ordinary Shares and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, then the organization that holds your shares will vote your shares as described below under the heading “What is a broker non-vote?”

In the event any director nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the enclosed proxy card(s) will vote for the election of such person or persons as may be designated by the present Board of Directors, if any. As to any other business or matters that might otherwise properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment, although the Company does not presently know of any such other business.

How many shares must be present to hold the Annual Meeting?

Ordinary Shares will be counted as present at the Annual Meeting if the shareholder is present and votes in person at the Meeting or has properly submitted a proxy. A majority of the Company’s outstanding Ordinary Shares entitled to vote as of the Record Date must be present in person or by proxy at the Annual Meeting in order to hold the Meeting and conduct business. This is called a quorum.

How many votes are required to approve each proposal?

Election of Directors (Proposal 1). For the election of directors (Proposal 1), our organizational documents provide that a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election in an uncontested election (that is, the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Under our Corporate Governance Guidelines, our Board shall nominate for election or reelection as director only candidates who have tendered, in advance of such nomination, a contingent, irrevocable resignation that the Board may accept if shareholders do not re-elect the director. In that situation, our Nominations & Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation. The Board is to act on the tendered resignation within 90 days from the date that the election results were certified. In deciding whether to accept or reject the tendered resignation, the Board will consider the Nominations & Corporate Governance Committee’s recommendation and any other information and factors that the Board deems relevant. Thereafter, the Board will publicly disclose its decision regarding the director’s tendered resignation and the rationale behind it.

Advisory Vote on Executive Compensation (Proposal 2) and Vote on Ratification of the Appointment of Deloitte & Touche LLP as Independent Registered Public Accountants of the Company (Proposal 3). For each of Proposals 2 and 3, the affirmative vote of a majority of the Ordinary Shares present in person or by proxy at the Annual Meeting and voting on the proposal is required for approval.

What is a broker non-vote?

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on your behalf on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

The election of directors (Proposal 1) and the advisory vote on executive compensation (Proposal 2) are both considered non-routine matters under applicable rules. Therefore, a broker or other nominee cannot vote your shares on either of these proposals without instructions from you on how to vote your shares. In order to minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares.

The ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company (Proposal 3) is considered a routine matter under applicable rules, and a broker or other nominee may generally vote your shares on Proposal 3 without instructions from you.

How will abstentions and broker non-votes be treated?

Abstentions and broker non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. Abstentions and broker non-votes will not be considered as votes properly cast at the Annual Meeting. Consequently, broker non-votes and abstentions will have no effect on the voting with respect to any proposal as to which there is an abstention or broker non-vote.

Who will pay the cost of this proxy solicitation?

The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of telephonic, facsimile, telegraphic or other communications with shareholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services. The Company expects to reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this proxy statement to shareholders whose Ordinary Shares are held of record by such entities. In addition, the Company has retained the services of MacKenzie Partners, Inc., a proxy solicitation firm, to assist in the solicitation of proxies by mail, personally, by telephone, telegraph, facsimile or other means of communication, and such firm will receive a fee estimated to be $3,500 and will be reimbursed for out-of-pocket expenses.

How can I get electronic access to proxy materials?

The notice of annual meeting, this proxy statement and our Annual Report to Shareholders are available on-line at www.envisionreports.com/UTIW.

May shareholders nominate directors or bring other proposals before the Annual Meeting?

The Company’s Articles of Association set forth certain procedures relating to the nomination of directors by shareholders, which we refer to as the Nomination Procedures. Pursuant to the Nomination Procedures, a shareholder was required to notify the Company no later than March 12, 2013 of any proposed shareholder nominee for election as a director. For information related to the application of the Nomination Procedures for the 2014 annual meeting, see the discussion that appears later in this proxy statement in the section entitled “Submission of Shareholder Proposals and Director Nominations for the 2014 Annual Meeting.”

The Company’s Articles of Association also set forth certain procedures relating to shareholders properly bringing a proposal before the Annual Meeting, which we refer to as the Proposal Procedures. A shareholder was required to notify the Company no later than January 11, 2013 of any shareholder proposal under Rule 14a-8 of the Exchange Act and no later than March 12, 2013 pursuant to the Proposal Procedures. For information related to the application of the Proposal Procedures for the 2014 annual meeting, see the discussion that appears later in this proxy statement in the section entitled “Submission of Shareholder Proposals and Director Nominations for the 2014 Annual Meeting.”

How can I attend the Annual Meeting?

Attendance at the Annual Meeting is limited to shareholders of record and holders of valid proxies. If you hold your Ordinary Shares through a broker, bank or other nominee, you must provide a legal proxy from such broker, bank or nominee evidencing your authority to vote shares that the institution or other nominee held for your account at the close of business on the Record Date. You must contact your broker, bank or other nominee directly in advance of the Annual Meeting to obtain a legal proxy. All shareholders and guests must present a government-issued form of identification in order to be admitted to the Annual Meeting. Cameras and other recording devices will not be permitted at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish preliminary, or final results, if available, in a current report on Form 8-K within four business days after the end of the Annual Meeting.

What should I do if I have other questions?

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885 or directly at (212) 929-5500.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table contains certain information regarding all persons and entities known by us to beneficially own more than 5% of our outstanding Ordinary Shares, each of our directors, each of the persons named in the Summary Compensation Table included herein in the section entitled “Compensation of Executive Officers — Summary Compensation Table” (we refer to these persons as the “Named Executive Officers”) and all of our current directors and executive officers as a group. The Company believes the persons and entities named below hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated in the footnotes. The information with respect to each person or entity specified is as supplied or confirmed by such person or entity, is based upon statements filed with the SEC or is based upon the knowledge of the Company, and is as of May 1, 2013, unless otherwise indicated in the footnotes.

	Amount and Nature of Beneficial Ownership(1)
Name	Number of Ordinary Shares Owned(1)	Right to Acquire(2)	Percent of Class(1)(2)
P2 Capital(3)	11,273,214	—	10.8%
BlackRock, Inc.(4)	6,577,219	—	6.3%
The Vanguard Group, Inc.(5)	5,601,031	—	5.4%
Class “A” Directors:
C. John Langley, Jr.	26,853	50,980	*
Allan M. Rosenzweig	56,542	14,980	*
Donald W. Slager	14,230	5,980	*
Class “B” Directors:
Leon J. Level	23,649	17,873	*
Eric W. Kirchner	125,058	253,084	*
Class “C” Directors:
Brian D. Belchers	13,229	5,980	*
Roger I. MacFarlane	2,107,763	164,590	2.2%
Joshua D. Paulson(6)	—	—	—
Other Named Executive Officers:
Lance E. D’Amico	24,811	14,292	*
Edward Feitzinger	6,432	14,686	*
Gene Ochi	71,124	155,835	*
Richard Rodick	3,133	—	*
Lawrence R. Samuels(7)	34,477	148,311	*
All current directors and executive officers as a group (13 persons)	2,494,557	708,285	3.1%

*	Less than one percent.

(1)	More than one person may be deemed to be a beneficial owner of the same securities as determined in accordance with the rules of the SEC. In certain cases, voting and investment power may be shared by spouses under applicable law. The inclusion of shares in this table shall not be deemed an admission of beneficial ownership of any of the reported shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or for any other purpose.

(2)

Indicates shares that the person or group has the right to acquire within 60 days of May 1, 2013. For Messrs. Kirchner, D’Amico, Feitzinger, Ochi, Rodick and Samuels, all of the shares listed in this column may be acquired upon the exercise of stock options. For Messrs. Langley, Rosenzweig and MacFarlane, 45,000, 9,000 and 158,610 of the shares listed in this column, respectively, may be acquired pursuant to the exercise of stock options. In addition to such stock options, the shares indicated in this column for each of the directors (other than Mr. Kirchner) include restricted share units that were granted at the 2012 annual meeting of shareholders, which in each case represent the right to acquire 5,980 Ordinary Shares. Also included in this column for Mr. Level are 11,893 shares that are subject to his right to defer receipt of such shares pursuant to the terms of the 2004 Non-Employee Directors Share Incentive Plan (the “Directors Incentive Plan”).

For all current directors and executive officers as a group, the Ordinary Shares indicated in this column include an aggregate of 660,512 shares that may be acquired upon the exercise of stock options and an aggregate of 35,880 shares underlying restricted share units (including 11,893 shares which are subject to the right to defer receipt of such shares pursuant to the Directors Incentive Plan), in each case including shares disclosed in the previous sentences.

(3)	The number of shares beneficially owned is based on an amendment to Schedule 13D filed with the SEC on April 22, 2013 by the following persons: P2 Capital Partners, LLC, a Delaware limited liability company (“P2 Capital” or the “Manager”); P2 Capital Master Fund I, L.P., a Cayman Islands exempted limited partnership (“Master Fund I”); P2 Capital Master Fund V, L.P., a Delaware limited partnership (“Master Fund V”); P2 Capital Master Fund VI, L.P., a Delaware limited partnership (“Master Fund VI”); P2 Capital Master Fund VIII, LLC, a Delaware limited liability company (“Master Fund VIII” and together with Master Fund I, Master Fund V and Master Fund VI, the “Funds”), and Claus J. Moller, a citizen of Denmark (all of the preceding persons are the “Reporting Persons”). The address of the principal office of each of the Reporting Persons is 590 Madison Avenue, 25th Floor, New York, NY 10022. According to the amended Schedule 13D, Master Fund I beneficially owns an aggregate of 1,338,626 Ordinary Shares, Master Fund V beneficially owns an aggregate of 1,579,500 Ordinary Shares, Master Fund VI beneficially owns an aggregate of 2,225,903 Ordinary Shares and Master Fund VIII beneficially owns an aggregate of 6,129,185 Ordinary Shares. In addition, each of the Manager and Mr. Moller may be deemed to beneficially own 11,273,214 Ordinary Shares (the “P2 Shares”). Each of the Funds is the direct owner of the Ordinary Shares reported as owned by it. Each of the Manager and Mr. Moller disclaims beneficial ownership of the P2 Shares, except to the extent the Manager, as investment manager of the Funds, and Mr. Moller, as managing member of the Manager, may be deemed to own beneficially (as that term is defined under Rule 13d-3 promulgated under the Exchange Act) all P2 Shares owned beneficially or directly by the Funds, and each of the Funds disclaims beneficial ownership of all P2 Shares owned by any of the other Funds.

(4)	The number of shares beneficially owned is based on a Schedule 13G filed with the SEC on January 30, 2013 by BlackRock, Inc. (“BlackRock”). BlackRock’s business address, as listed in the Schedule 13G, is 40 East 52nd Street, New York, NY 10022. According to the Schedule 13G, the ultimate power to direct receipt of dividends from, and the proceeds from the sale of, such securities is vested in various persons, and BlackRock has sole dispositive power over 6,577,219 Ordinary Shares and sole power to vote or direct the voting of 6,577,219 Ordinary Shares.

(5)	The number of shares beneficially owned is based on a Schedule 13G filed with the SEC on February 12, 2013 by The Vanguard Group, Inc. (“The Vanguard Group”). The business address for The Vanguard Group, as listed in the Schedule 13G, is 100 Vanguard Blvd., Malvern, PA 19355. According to the Schedule 13G, The Vanguard Group has sole voting power (or power to direct the vote) and sole dispositive power over 76,478 Ordinary Shares and 5,530,553 Ordinary Shares, respectively. In addition, it shares dispositive power over 70,478 Ordinary Shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 70,478 Ordinary Shares as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., another wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 6,000 Ordinary Shares as a result of its serving as investment manager of Australian investment offerings.

(6)	Mr. Paulson is a partner at P2 Capital and disclaims any beneficial ownership held by P2 Capital or any of its affiliates.

(7)	Mr. Samuels resigned from his position as an officer of the Company in October 2012 and his employment with the Company terminated on May 2, 2013.

ELECTION OF DIRECTORS

(PROPOSAL 1)

Pursuant to our Articles of Association, which provide for a “classified” board of directors, three persons, C. John Langley, Jr., Allan M. Rosenzweig and Donald W. Slager, have been nominated by our Board of Directors for election at the Annual Meeting to serve a three year term expiring at the annual meeting in 2016 and until their respective successors are duly elected and qualified.

Currently, we have an eight member Board of Directors divided into three classes. We currently have three Class “A” directors whose three-year terms expire at the Annual Meeting, two Class “B” directors whose three-year terms expire at the 2014 annual meeting of shareholders, and three Class “C” directors whose three-year terms expire at the 2015 annual meeting of shareholders.

Unless otherwise directed in the accompanying proxy, the persons named therein will vote for the election of the three Class “A” director nominees listed below. These nominees presently serve as Class “A” directors and have served continuously as directors of the Company since the dates indicated in their respective biographies below. In the event any such nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the proxy will vote for the election of such person or persons as may be designated by the present Board of Directors, if any. The Board of Directors unanimously recommends a vote “for” the election of each of Messrs. Langley, Rosenzweig and Slager as a Class “A” director.

Information About Class “A” Director Nominees

The following table sets forth information regarding the nominees for election as a Class “A” director, including age on the date of the Annual Meeting and business experience during the past five years.

Name	Age	Director Since	Principal Occupation and Other Information
C. John Langley, Jr.	67	2003	C. John Langley, Jr. is the Clinical Professor of Supply Chain Management, Department of Supply Chain and Information Systems, and Director of Development, Center for Supply Chain Research at the Smeal College of Business at The Pennsylvania State University, a position he has held since January 2011. From September 2001 through October 2010, Dr. Langley was the Supply Chain and Logistics Institute Professor of Supply Chain Management and a member of the faculty of the School of Industrial and Systems Engineering at the Georgia Institute of Technology. Prior to his appointment at the Georgia Institute of Technology, Dr. Langley served at the University of Tennessee from September 1973 through July 2001, most recently as the John H. Dove Professor of Logistics and Transportation. Dr. Langley is also a director of Forward Air Corporation, a Nasdaq GS listed company. Dr. Langley received his Ph.D. from The Pennsylvania State University.

			Dr. Langley’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his more than 35 years of educational, research and consulting experience dedicated to the logistics, transportation and supply chain industry.

Name	Age	Director Since	Principal Occupation and Other Information
Allan M. Rosenzweig	58	2000	Allan M. Rosenzweig is the chief executive officer of Ibex Financial Services LLC, a company active in the field of asset-backed finance which he founded in May 2005, and the chief executive officer of Evergreen Life Limited, a life insurance company which he founded in 2009. Mr. Rosenzweig served as an Executive Vice President of Active International, a diversified marketing and business solutions provider, from January 2004 to May 2005. Mr. Rosenzweig served as Group Director — Corporate Finance of MIH Limited from 1996 to August 2002 and served as a director of MIH Limited from October 1997 to August 2002. From August 2002 to December 2003, Mr. Rosenzweig served as an independent consultant, although he did not provide any consulting services to the Company. From 2000 to 2011, Mr. Rosenzweig also served as a director of Brait S.A., a company listed on the London Stock Exchange, Luxembourg Stock Exchange and Johannesburg Stock Exchange. From 1986 to 1996, Mr. Rosenzweig was the managing director of Intertax (Pty) Ltd., an international tax consultancy firm. Mr. Rosenzweig received a B.A., L.L.B. and H. Dip. Tax Law from the University of the Witwatersand in Johannesburg.

			Mr. Rosenzweig’s qualifications to serve on our Board of Directors include, among other skills and qualifications, entrepreneurial skills, as well as more than 30 years of management and consulting experience with a focus on the areas of tax, finance and the execution of complex finance transactions. In connection with his relocation to the United States, Mr. Rosenzweig was admitted under a visa reserved for those with “exceptional ability,” which in his case was in the area of corporate finance. In addition, the Board of Directors has determined that Mr. Rosenzweig meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

Donald W. Slager	51	2009	Donald W. Slager has served as president and chief executive officer of Republic Services, Inc. (“Republic Services”), a service provider in the non-hazardous solid waste industry, since January 1, 2011. From December 2008 through December 2010, Mr. Slager served as president and chief operating officer of Republic Services. Prior to that, Mr. Slager served in the same capacity for Allied Waste Industries, Inc. (“Allied Waste”), from January 2005 to December 2008, prior to its merger with Republic Services. Mr. Slager was executive vice president and chief operating officer of Allied Waste between June 2003 and December 2004. Prior to that, Mr. Slager held varying positions of increasing responsibility with Allied Waste. Since June 2010, Mr. Slager has also served as a director of Republic Services, an NYSE listed company. Mr. Slager has completed the Northwestern University Kellogg School Advanced Executive Program and holds a certificate from the Stanford University Board Consortium Development Program.

			Mr. Slager’s qualifications to serve on our Board of Directors include, among other skills and qualifications, more than 25 years of leadership and management experience with operations in a business driven by customer service.

Information About Directors Whose Terms Continue

The following table sets forth similar information regarding the members of the Board of Directors who are designated either Class “B” or Class “C” directors and are continuing in office as directors of the Company:

Class “B” Directors — Terms Expiring at 2014 Annual Meeting

Name	Age	Director Since	Principal Occupation and Other Information
Eric W. Kirchner	54	2009	Eric W. Kirchner has been the Company’s Chief Executive Officer since January 2009. Prior to joining the Company, Mr. Kirchner served as President of Freight Forwarding for United Parcel Service, Inc. (“UPS”), a global logistics Company, from October 2007 to January 2009, where he oversaw a global organization responsible for strategy, financial performance and revenue for freight forwarding services. Prior thereto, Mr. Kirchner served as President, North America Forwarding for UPS from October 2006 to October 2007 and as President, Global Transportation, UPS Supply Chain Solutions from December 2004 to October 2006. From October 2003 to December 2004, Mr. Kirchner served as Chief Operating Officer of Menlo Worldwide Forwarding, Inc., a global freight forwarder. Mr. Kirchner holds a bachelor’s degree from Indiana University and has completed the Stanford Executive Program at Stanford University.

			Mr. Kirchner’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his experience as our Chief Executive Officer, as well as nearly 30 years of experience in the international logistics, transportation and supply chain industry.

Leon J. Level	72	2001

Leon J. Level retired in 2006 from Computer Sciences Corporation (“CSC”), a New York Stock Exchange listed company. Mr. Level served as Chief Financial Officer and a director of CSC from 1989 to 2006. From 1981 to 1989, Mr. Level served as Vice President and Treasurer for Unisys Corporation (formerly Burroughs Corporation), and Mr. Level also served as Chairman of Unisys Finance Corporation. From 1971 to 1981, he served in a variety of financial positions with The Bendix Corporation, including Assistant Corporate Controller and Executive Director. Mr. Level was previously a director of Levi Strauss & Co. from February 2005 until December 2012 and Allied Waste Industries, Inc. from May 2007 until December 2008, when Allied Waste completed its merger with Republic Services, Inc. Mr. Level is a Certified Public Accountant and began his career in 1963 at Deloitte & Touche LLP (formerly Haskins & Sells), rising to the level of Principal. He holds both a B.B.A. and M.B.A. degree from the University of Michigan.

Mr. Level’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his more than 45 years of management experience with a focus on tax, finance and accounting in both public companies and accounting firm environments. In addition, the Board of Directors has determined that Mr. Level meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

Class “C” Directors — Terms Expiring at 2015 Annual Meeting

Name	Age	Director Since	Principal Occupation and Other Information
Brian D. Belchers	67	2006	Brian D. Belchers has served as a consultant since January 2004, although he does not provide consulting services to the Company. From May 2000 to January 2004, Mr. Belchers served as Vice President of Cap Gemini, a management consulting firm. From October 1982 to May 2000, Mr. Belchers was a Partner at Ernst & Young LLP. Mr. Belchers has also served as a director of Sage Publications, Inc., a privately held corporation, since 2005. Mr. Belchers, as a Rhodes Scholar, graduated with a Masters of Arts in political science and economics from Oxford University. Mr. Belchers received a Bachelor of Commerce degree from the University of Natal and was a qualified chartered accountant in South Africa.

			Mr. Belchers’ qualifications to serve on our Board of Directors include, among other skills and qualifications, nearly 40 years of senior management and consulting experience with a focus on information technology, change management and business process improvement.

Roger I. MacFarlane	68	1995	Roger I. MacFarlane served as our Chief Executive Officer from May 2000 to January 2009. He has been a director since our formation in 1995, and was appointed Chairman of the Board of Directors in January 2009. From 1995 to April 2000, Mr. MacFarlane served as our Chief Executive Officer of the Americas Region and was responsible for overseeing our operations in North and South America. From 1993 to 1995, Mr. MacFarlane served as the Chief Executive Officer of the Americas Division of one of our predecessor corporations, and was responsible for overseeing its operations in North and South America. Mr. MacFarlane received a Bachelor of Arts degree and an L.L.B. degree from the University of Cape Town.

			Mr. MacFarlane’s qualifications to serve on our Board of Directors include, among other skills and qualifications, 40 years of experience in the international logistics, transportation and supply chain industry and many years of senior management and director experience with the Company and its predecessors.

Joshua D. Paulson	36	2013	Josh Paulson has been a Partner at P2 Capital since March 2007. Prior to P2 Capital, Mr. Paulson held various titles of increasing responsibility at Reservoir Capital Group, a New York-based hybrid investment firm, from September 2005 to February 2007 and again from September 2001 to July 2003. Prior to joining Reservoir Capital, Mr. Paulson was a management consultant at McKinsey & Co. Mr. Paulson has also been a director of Interline Brands, Inc. since September 2012. Mr. Paulson received an M.B.A. with high distinction from Harvard Business School, where he was named a George F. Baker Scholar. Mr. Paulson is a graduate of the McIntire School of Commerce at the University of Virginia.

			Mr. Paulson’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his more than 10 years of capital markets and consulting experience and his role as a partner in P2 Capital currently the Company’s largest shareholder.

INFORMATION ABOUT THE BOARD OF DIRECTORS

AND COMMITTEES OF THE BOARD

Board Leadership Structure and Role in Risk Oversight

There are currently eight members of the Board of Directors: one management director, one affiliated outside director (i.e., a non-independent, non-management director) and six independent directors. The Board has four standing committees: Audit, Compensation, Nominations & Corporate Governance, and Risk. All of the Board committees are comprised solely of independent directors, except for the Risk Committee, which currently includes our one affiliated outside director. The committee chairs, all of whom are independent directors, set the agendas for their respective committees and report to the full board on their work. The roles of Chairman and Chief Executive Officer have been split since before the Company went public in 2000. The role of Chairman is currently held by Mr. MacFarlane. Mr. MacFarlane has been our Chairman since his retirement as Chief Executive Officer of the Company in January 2009. He was elected Chairman due to his extensive knowledge of our business and industry, his sound understanding of our business strategy and his corporate and board experience and leadership skills, which promote board communication, governance, continuity and appropriate oversight. As a founder and former chief executive officer of the Company, we have classified Mr. MacFarlane as an affiliated outside director. Mr. MacFarlane has had no role in the day-to-day management of the business of the Company since his retirement in January 2009 but continues to be a large shareholder in the Company. As a result, our Board of Directors believes Mr. MacFarlane operates independent of management. Nevertheless, our Board of Directors has determined that for effective Board governance, it is appropriate to have an independent Presiding Director. The primary purpose of appointing a Presiding Director is to provide that the Board functions independent of management. The Presiding Director is elected on an annual basis, beginning on the date of each annual meeting of shareholders. On December 3, 2012, our Board appointed Mr. Level to serve as Presiding Director for the period from February 1, 2013 until the date of the Meeting. Following the Meeting, the Board is expected to re-appoint Mr. Level for an annual term ending on the date of the 2014 annual meeting of shareholders.

The duties and responsibilities of the Chairman of the Board primarily consist of:

•

Working with the Board of Directors.    The Chairman convenes and presides over Board meetings, providing leadership to the Board, establishes processes for managing the responsibilities of the Board and its committees, organizes and establishes Board agendas, with assistance from the CEO, the committee chairmen, the corporate secretary and the Presiding Director, and supervises circulation of Board materials in a timely fashion.

•	Facilitating Board-Management Communication. The Chairman facilitates communication among the directors, and between the Board and the CEO and other members of senior management.

•	Leading Evaluation Process. In conjunction with the Nominations & Corporate Governance Committee, the Chairman of the Board leads the Board in evaluating its own performance.

•	Assisting the CEO. The Chairman assists the CEO and serves as a mentor and sounding board to the CEO.

The duties and responsibilities of the Presiding Director primarily consist of:

•

Chairing Board Executive Sessions.    The Presiding Director chairs Executive Sessions of the independent directors which are held as part of every regularly-scheduled Board meeting, and has the authority to call and chair any other meetings of the independent directors that may be necessary from time to time.

•

Reviewing and Approving Board Agendas, Schedules and Information.    The Presiding Director reviews and approves in advance the schedule of Board and committee meetings and, in collaboration with the Chairman and the CEO, reviews and approves Board agendas in order to provide that the interests and requirements of shareholders, the independent directors and other stakeholders are appropriately addressed. In addition, the Presiding Director approves the information provided by the Company to the directors.

•

Communicating with the Chairman, Management and the full Board.    After each Executive Session of the independent directors, the Presiding Director communicates as appropriate with the Chairman, the CEO and the full Board. The Presiding Director serves as a liaison between the Chairman and the independent directors and is also responsible for communicating to the Chairman, the CEO and the full Board any decisions and recommendations of the independent directors.

•

Serving in an Intermediary Role.    The Presiding Director acts as an intermediary and liaison between the Chairman and the CEO and other members of senior management on a regular basis and when special circumstances exist or communication out of the ordinary course is necessary. This responsibility does not inhibit direct communications between the Chairman of the Board and the other directors.

•	Communications with Shareholders. The Presiding Director is apprised of inquiries from shareholders, and may be involved as appropriate in correspondence relating to these matters.

•	Presiding at Meetings of the Board of Directors. The Presiding Director presides at meetings of the Board in the absence of, or upon the request of, the Chairman.

Our Nominations & Corporate Governance Committee will continue to periodically review our Board’s leadership structure to confirm it is still appropriate for the Company.

Management is responsible for the assessment and management of risk and brings to the attention of the Board and its committees the most material risks to the Company. The Risk Committee is responsible for assisting the Board with its risk oversight responsibilities. Further, the Board has delegated oversight responsibilities for various financial matters to the Audit Committee. The Board and its committees regularly discuss with management the Company’s strategies, goals and policies and inherent associated risks in order to assess appropriate levels of risk taking and steps taken to monitor and control such exposures. The Board and its committees also receive reports on risk management from senior officers of the Company. The Board of Directors believes that the risk management processes in place for the Company are appropriate.

Compensation Risk Management

Our Compensation Committee undertook an assessment of the Company’s compensation policies and practices to determine whether those policies and practices are reasonably likely to have a material adverse effect on the Company. In evaluating the Company’s compensation policies and practices, the Committee considered, among other things, the overall design of the Company’s compensation program, the Company’s current practice of granting equity-based compensation that vests over a 3 and 5-year period, the proportion of long-term compensation relative to short term compensation, the Company’s executive stock ownership guidelines and the Company’s executive compensation recoupment policy. Having been informed of the results of the Compensation Committee’s assessment, the Board concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Meetings of the Board and its Committees

The Board of Directors oversees the management of our business. It establishes overall policies and standards for the Company and reviews the performance of management. In addition, the Board has established an Audit Committee, a Compensation Committee, a Nominations & Corporate Governance Committee and a Risk Committee whose functions are briefly described below.

During the fiscal year ended January 31, 2013 (the “Fiscal Year” or “fiscal 2013”), the Board of Directors met five times.

Audit Committee.    The Audit Committee is responsible for oversight of (a) the accounting and financial reporting process, (b) audits of the Company’s financial statements and internal control over financial reporting, (c) the Company’s compliance with certain legal and regulatory requirements, (d) the Company’s internal audit function and (e) the Company’s system of disclosure controls and internal controls. The current members of the Audit Committee are Messrs. Level, who chairs the committee, Langley and Rosenzweig. The Board has determined that each member of the Audit Committee is independent, as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules (the “Nasdaq Rules”) and under Rule 10A-3 promulgated by the SEC. The Board of Directors has determined that Messrs. Level and Rosenzweig are “audit committee financial experts” for purposes of the rules and regulations of the SEC. Additionally, the Board has determined that each of Messrs. Langley, Level and Rosenzweig understands fundamental financial statements, including a balance sheet, income statement and cash flow statement, and meets the other requirements for audit committee members prescribed by the Nasdaq Rules. The Audit Committee met ten times during fiscal 2013. The Audit Committee operates under a written charter adopted by the Board of Directors.

Compensation Committee.    The Compensation Committee oversees the compensation of all the Company’s employees. The Compensation Committee determines or recommends to the full Board the compensation of the Company’s Chief Executive Officer, executive officers and certain other key employees. In addition, the Compensation Committee establishes general guidelines for management, who has been delegated the authority to determine the compensation of all other employees in the Company within such guidelines. The current members of the Compensation Committee are Messrs. Rosenzweig, who chairs the committee, Belchers, Level and Slager. The Board has determined that each member of the Compensation Committee is an independent director as defined by the Nasdaq Rules. The Compensation Committee met four times during the Fiscal Year. The Compensation Committee operates under a written charter adopted by the Board of Directors.

In accordance with the Compensation Committee’s charter, the committee has the authority, to the extent deemed necessary and appropriate for the fulfillment of its duties, to select, engage and determine the fees payable to independent counsel and other advisors (including compensation consultants). In accordance with this authority, during fiscal 2013 the Compensation Committee directly retained Towers Watson (“Towers Watson”) as an external consultant to provide information and advice on matters regarding trends in executive compensation, relative executive pay and benefits practices and other topics as the Compensation Committee deemed appropriate. Additional information regarding our engagement of Towers Watson is set forth in the section entitled “Compensation of Executive Officers — Compensation Discussion and Analysis — Role of Independent Compensation Consultants in Determining Executive Compensation”.

In accordance with the Compensation Committee’s charter, the committee may select an outside advisor such as Towers Watson only after taking into consideration such factors as may be required by the SEC and by the listing standards of any stock exchange or market on which the Company’s securities may be listed from time to time. These factors may include, but are not limited to, the following:

•	The provision of other services to the Company by the person or entity that employs the compensation consultant, legal counsel or other adviser (such person or entity, the “Advisory Firm”);

•	The amount of fees received from the Company by the Advisory Firm, as a percentage of the total revenue of the Advisory Firm;

•	The policies and procedures of the Advisory Firm that are designed to prevent conflicts of interest;

•	Any business or personal relationship of the Advisory Firm with a member of the Committee (if any);

•	Any stock of the Company owned by the Advisory Firm; and

•	Any business or personal relationship of the Advisory Firm or the Advisory Firm employing the adviser with an executive officer of the Company.

Nominations & Corporate Governance Committee.    The Nominations & Corporate Governance Committee is responsible for, among other things:

•	recommending nominees for election to the Board of Directors and nominees to be appointed by the Board to fill vacancies and newly created directorships;

•	developing and recommending to the Board of Directors a set of corporate governance guidelines;

•

monitoring and assessing compliance of the Company’s management and the Board of Directors, including committees thereof, with appropriate corporate governance requirements, policies and procedures applicable to the Board and the Company, and recommending policies and procedures for maintaining and improving such corporate governance;

•

periodically reviewing the succession plan for the Chief Executive Officer, and making recommendations to the Board with respect to the selection of individuals to hold the position of Chief Executive Officer;

•	overseeing the annual performance evaluation of the Chief Executive Officer; and

•

recommending to the Board whether to accept or reject a conditional resignation tendered by an incumbent director who fails to receive a sufficient number of votes for re-election at the Annual Meeting.

The committee recommends to the Board those persons to be nominated for election to the Board (and the class to which such persons should be elected). The current members of the Nominations & Corporate Governance Committee are Messrs. Langley, who chairs the committee, Belchers, Level, Rosenzweig and Slager. The Board has determined that each member of the Nominations & Corporate Governance Committee is an independent director as defined by the Nasdaq Rules. The Nominations & Corporate Governance Committee met five times during the Fiscal Year. The Nominations & Corporate Governance Committee operates under a written charter adopted by the Board of Directors.

Risk Committee.    The Risk Committee is responsible for assisting the Board with its risk oversight responsibilities. In this regard, the Committee reviews, among other things, (1) the risks confronted by the Company with respect to its business, assets, strategy, people and operations and (2) the Company’s risk management policies and infrastructure, and the effectiveness thereof. These items are meant to serve as a guide and the Risk Committee may carry out additional functions and adopt or recommend additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions, provided that the Risk Committee will not review financial matters that are within the purview of the Audit Committee. The current members of the Risk Committee are Messrs. Belchers, who chairs the committee, Langley, MacFarlane and Slager. The Board has determined that each member of the Risk Committee, excluding Mr. MacFarlane, is an independent director as defined by the Nasdaq Rules. The Risk Committee met four times during the Fiscal Year. The Risk Committee operates under a written charter adopted by the Board of Directors.

Each of the incumbent directors attended 100% of the meetings of the Board of Directors and all committees of the Board on which he served during the Fiscal Year.

The table below provides membership information for the Board and each committee as of the date of this proxy statement.

Independent Directors	Audit Committee	Compensation Committee	Nominations and Corporate Governance Committee	Risk Committee
Brian D. Belchers	—	X	X	Chairman
C. John Langley, Jr.	X	—	Chairman	X
Leon J. Level	Chairman	X	X	—
Joshua D. Paulson	—	—	—	—
Allan M. Rosenzweig	X	Chairman	X	—
Donald W. Slager	—	X	X	X

Other Directors
Eric W. Kirchner	—	—	—	—
Roger I. MacFarlane	—	—	—	X
Number of Meetings Held in Fiscal 2013	10	4	5	4

The charters for the Audit Committee, Compensation Committee, Nominations and Corporate Governance Committee and Risk Committee are available at the Company’s website, www.go2uti.com. Information provided on the Company’s website, however, does not form a part of this proxy statement and is not incorporated herein by reference.

Governance

Director Independence.    The Board of Directors has determined that the following directors are “independent” as defined by the Nasdaq Rules: Messrs. Belchers, Langley, Level, Paulson, Rosenzweig and Slager.

Director Nominations.    Each of the nominees for Class “A” director was recommended to the entire Board by the Nominations and Corporate Governance Committee.

The charter for the Nominations and Corporate Governance Committee provides that the committee is to evaluate candidates for nomination to the Board, including those recommended by shareholders. Any shareholder who wishes to propose a candidate for consideration by the Nominations and Corporate Governance Committee should send a written notice to the attention of the members of the Nominations and Corporate Governance Committee, as described below in this section under the heading “Shareholder Communication with Board Members.” Such notice should contain the information required by our Articles of Association for nominations by shareholders, as described below in the section entitled “Submission of Shareholder Proposals and Director Nominations for the 2014 Annual Meeting.” Candidates so proposed will be evaluated in the same manner as Board recommended candidates.

The Nominations and Corporate Governance Committee is responsible for developing, in consultation with all directors, a pool of potential director candidates for consideration in the event of a vacancy on the Board of Directors and advises the Board of Directors as to qualifications of potential candidates. Although we have no specific policy regarding the consideration of diversity when evaluating director candidates, our Corporate Governance Guidelines provide that in identifying candidates, the Nominations and Corporate Governance Committee will take into account the factors it considers appropriate, including, but not limited to: (i) the goal that the Board of Directors, as a whole, consists of individuals with a diversity of skills and experience with respect to: accounting and finance (including expertise that could qualify a candidate as an “audit committee financial expert,” as that term is defined by the applicable rules of the SEC), management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets; (ii) individual characteristics and qualities, including strength of character, mature judgment, honesty, independence of thought and an ability to work collegially; and (iii) a balance of business interests and experience, relationships with management and ownership interests in the Company.

Other than as set forth above, there are no stated minimum criteria for director nominees, although the Nominations and Corporate Governance Committee may also consider such other factors as it deems are in the best interests of the Company and its shareholders. The committee believes it is appropriate that at least one, and preferably more than one, member of the Board meet the criteria for an “audit committee financial expert” as defined in the applicable SEC rules and that a majority of the members of the Board qualify as “independent directors” under the applicable Nasdaq Rules. The Nominations and Corporate Governance Committee also believes it is appropriate for the Company’s Chief Executive Officer to participate as a member of the Board. The committee has in the past engaged a third-party search firm to assist in the identification and evaluation of potential director nominees and may do so again in the future.

On April 22, 2013, the Company announced an intention to expand the Board from seven to nine directors. In connection with that announcement, the Board appointed Mr. Paulson to the Board and agreed to consider, no later than the Board’s June 2013 meeting and upon Mr. Paulson’s request, to consider Mr. Paulson’s appointment to one or more committees of the Board, such as the Risk Committee or the Compensation Committee. Mr. Paulson was recommended to the Board for its consideration by P2 Capital and in connection with his appointment to the Board, the Company and P2 Capital entered into a letter agreement as more fully described under the section entitled “Transactions with Management and Others” below. In connection with the announcement concerning Mr. Paulson’s appointment, the Board disclosed its intention to add a ninth director with operating experience during the summer of 2013. The Nominations & Corporate Governance Committee has engaged a third-party search firm to assist it in identifying and evaluating potential candidates.

Shareholder Communication with Board Members.    The Board has implemented a process by which shareholders may send written communications directly to the attention of the Board or any individual director. The Company maintains contact information for its directors, both address and email, on its website, www.go2uti.com, under the heading “Corporate Governance.” By following the instructions, a shareholder will be given access to the Company’s mailing address and a link for providing email correspondence to Board members. Information on the Company’s website, however, does not form a part of this proxy statement and is not incorporated herein by reference. Shareholders who wish to communicate with the Board may also write to the Corporate Secretary, UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA.

Board Member Attendance at Annual Meetings.    The Company’s policy is to encourage its directors to attend the annual meetings of the shareholders of the Company; however, given the wide geographic dispersion of the directors, the Company does not require attendance of the directors at annual meetings. All of the Company’s then sitting directors attended the 2012 annual meeting of shareholders.

Compensation of Directors

The following table provides information concerning the compensation of the Company’s non-employee directors for fiscal 2013. Directors who also are employees of the Company are not paid any fees or remuneration for their service on the Board.

Non-Executive Directors	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension and NQDC Earnings	All Other Compensation	Total
Brian D. Belchers	$93,750	$90,000	$—	$—	$—	$—	$183,750
C. John Langley, Jr.	105,250	90,000	—	—	—	—	195,250
Leon J. Level	110,375	90,000	—	—	—	—	200,375
Roger I MacFarlane	90,250	90,000	—	—	—	—	180,250
Joshua D. Paulson(2)	—	—	—	—	—	—	—
Allan M. Rosenzweig	107,875	90,000	—	—	—	—	197,875
Donald W. Slager	90,750	90,000	—	—	—	—	180,750
Matthys J. Wessels(3)	17,000	—	—	—	—	37,500	54,500

(1)	The amounts set forth in this column are equal to the grant date fair value of such awards as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718) disregarding the estimate of forfeitures related to service-based vesting conditions. The amounts relate to restricted share units granted under the Non-Employee Directors Share Incentive Plan for each of the non-employee directors listed in the table above. Additional information related to the calculation of the compensation cost and the assumptions made in the valuation of stock awards is set forth in Note 14 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K relating to fiscal 2013.

On the date of the 2012 annual meeting of shareholders, the Company granted to each non-employee director listed above, except for Mr. Paulson who joined our Board in April 2013, an award equal to that number of restricted share units determined by dividing $90,000 by the closing price of the Ordinary Shares on the grant date (the date of the 2012 annual meeting of shareholders). All such awards vest in full on the date immediately preceding the Annual Meeting unless the date of the Annual Meeting is delayed by more than 30 days from the anniversary date of the 2012 annual meeting, in which case such awards vest in full on such 30th day.

(2)	Joshua D. Paulson was appointed to the Board on April 22, 2013. As a result, he did not receive any compensation from the Company in fiscal 2013. In accordance with the policies of P2 Capital, any compensation which Mr. Paulson would otherwise receive as a director has been assigned by Mr. Paulson to P2 Capital.

(3)	Matthys J. Wessels, a former Class “C” director of the Company, served in such capacity until his retirement from the Board at the close of the 2012 annual meeting of shareholders. Prior to his retirement, Mr. Wessels was a member of the Risk Committee and was considered to be a non-management, non-independent director. In connection with his retirement from the Board, the Company entered into a one-year consulting arrangement with Mr. Wessels for the period from June 2012 until June 2013 pursuant to which he will receive an aggregate consulting fee of $50,000.

The aggregate number of stock options and restricted shares or restricted share units outstanding for each non-employee director listed in the table above as of January 31, 2013 is indicated below. The Company ceased granting stock options to non-employee directors after December 2003.

Non-Executive Directors	Stock Options(1)	Restricted Share Units
Brian D. Belchers	—	5,980
C. John Langley, Jr.	45,000	5,980
Leon J. Level	—	17,873	(2)
Roger I. MacFarlane(3)	158,610	5,980
Joshua D. Paulson (4)	—	—
Allan M. Rosenzweig	9,000	5,980
Donald W. Slager	—	5,980

(1)	All stock options outstanding as of January 31, 2013 have fully vested.

(2)	In connection with each grant of restricted share units prior to fiscal 2009, Mr. Level exercised his directors’ deferral rights pursuant to the terms of the Directors Incentive Plan. Mr. Level’s deferred shares, representing 11,893 shares, will be distributed to him (or his estate) as follows: (a) in the event of his death or a change in control of the Company, immediately upon the occurrence of such event in one lump sum and (b) at such time as he ceases to be a member of the Board of Directors (excluding as a result of an event described in clause (a) above), in three equal installments, with one-third of the shares being distributed to him on each of the first three anniversaries of the date on which he ceased to be a director.

(3)	Mr. MacFarlane retired as an executive of the Company in January 2009. All of Mr. MacFarlane’s stock options in the table above were granted to him in his capacity as an executive of the Company prior to his retirement.

(4)	Joshua D. Paulson was appointed to the Board on April 22, 2013. As a result, he did not receive any compensation from the Company in fiscal 2013.

The compensation policy for non-employee directors provides for the compensation described below. The policy may be changed at any time by an affirmative vote of the Board. During the first half of fiscal 2013, the Compensation Committee engaged Towers Watson to conduct a review of the Board’s compensation levels.

Cash Compensation.    The following table sets forth the cash compensation program in effect for our Board as of the date of this proxy statement.

Annual Board Retainers
Base Retainer	$50,000
Additional Retainer for Non-Executive Board Chairperson	$42,000	(1)
Additional Retainer for Presiding Director	$10,000	(2)
Additional Retainer for Audit Committee Service	$8,000	(3)
Additional Retainer for Audit Committee Chairperson	$15,000
Additional Retainer for Compensation Committee Service	$6,000	(3)
Additional Retainer for Compensation Committee Chairperson	$10,000
Additional Retainer for Nominations and Corporate Governance Committee Service	$4,500	(3)
Additional Retainer for Nominations and Corporate Governance Committee Chairperson	$7,000
Additional Retainer for Risk Committee Service	$4,500	(3)
Additional Retainer for Risk Committee Chairperson	$7,000

(1)

In exchange for this additional amount, the non-executive Chairman is not entitled to receive any additional annual retainers for serving as a member or chairperson of any Board Committees. Prior to fiscal 2013,

Mr. MacFarlane had agreed with the Board that he would only receive the base retainer for his service on the Board because he was a founder and former Chief Executive Officer of the Company. Due to the fact that Mr. MacFarlane has been retired as an executive of the Company for an extended period of time and as a result of the significant duties associated with his role as Chairman of the Board, during fiscal 2013, Mr. MacFarlane and the Board agreed that Mr. MacFarlane would begin receiving the incremental retainer as of May 1, 2012.

(2)	Unlike the Chairman, the Presiding Director remains eligible for additional annual retainers for serving as a member or chairperson of any Board Committees. The incremental fee payable to the Presiding Director was set based on input from Towers Watson.

(3)	This fee is not paid to the chairperson of the committee.

In addition, non-employee directors receive meeting fees of $2,000 for each Board meeting, attended in person or by telephone, and $1,500 for each committee meeting attended in person or by telephone.

Eligible Directors may elect pursuant to the Directors Incentive Plan to receive all or a portion of their cash compensation in the form of restricted shares and may further elect to defer receipt of such restricted shares. To date, none of the directors have elected to receive any shares in lieu of cash compensation.

Non-Employee Directors Share Incentive Plan.    The Directors Incentive Plan provides for the issuance of restricted shares, restricted share units, elective grants and deferred share units. An aggregate of 600,000 Ordinary Shares were reserved for issuance under this plan at the time of its adoption, subject to adjustments. The plan terminates on June 25, 2014.

On the date that each person first becomes a director who has not been an employee of the Company or any of its subsidiaries within the 12 months preceding such date, such director shall be entitled to receive an initial award of restricted share units (or, if determined by the Board, restricted shares) pursuant to the Directors Incentive Plan (an “Initial Award”). The number of restricted share units or restricted shares contained in such Initial Award shall be determined by dividing $90,000 (or such other amount as determined by the Board in its sole discretion from time to time), pro-rated based on the amount of time that remains until the Company’s next annual meeting, by the closing price of the Ordinary Shares on the grant date (i.e., the date such director was first appointed as a director). In addition, on the date of each annual meeting, the Company grants to each director who has not been an employee of the Company or any of its subsidiaries within the past 12 months preceding the date of the annual meeting (an “Eligible Director”) an award of that number of restricted share units (or, if determined by the Board, restricted shares) determined by dividing $90,000 (or such other amount as determined by the Board in its sole discretion from time to time) by the closing price of the Ordinary Shares on the date of the annual meeting, provided that the date of the annual meeting is not such director’s last day as a director (an “Automatic Award”).

The Directors Incentive Plan also provides for “Chairman Awards” to be granted at each annual meeting to the Company’s Chairman of the Board if the Chairman of the Board is then an Eligible Director. The number of restricted share units (or, if determined by the Board, restricted shares) which constitute a Chairman Award is determined by dividing $12,000 (or such other amount as determined by the Board in its sole discretion from time to time) by the closing price of the Ordinary Shares on the date of the annual meeting, provided that the date of the annual meeting is not such director’s last day as both an Eligible Director and Chairman of the Board. Chairman Awards are in addition to any Initial Awards or Automatic Awards which an Eligible Director may otherwise be entitled to receive under the Directors Incentive Plan.

During his tenure as Chairman Mr. MacFarlane has not received a Chairman’s Award under the Directors Incentive Plan because he was one of the original founders of the Company and he and the Board agreed that no such additional amount would be paid. Accordingly, Mr. MacFarlane did not receive a Chairman’s Award at the 2012 annual meeting of shareholders, and no such award will be granted to Mr. MacFarlane on the date of the Annual Meeting.

All restricted shares awarded to the directors vest, and all restricted share units vest and convert into Ordinary Shares, on the date immediately preceding the next year’s annual meeting, subject to the directors’ deferral rights, provided that the director is an “Eligible Director” on the vesting date. If the annual meeting for such year is delayed by more than 30 days from the anniversary date of the prior year’s annual meeting, then the award vests on such 30th day. Eligible Directors are also entitled to receive an amount equal to the per share cash dividend paid on Ordinary Shares on the number of restricted share units or restricted shares held by such directors. Granted but unvested units or shares are forfeited if the director is no longer an Eligible Director.

On the date of the Company’s annual meeting in 2012, each non-employee director (other than Mr. Paulson) was awarded 5,980 restricted share units pursuant to the Directors Incentive Plan. All such awards will vest on the date immediately preceding the Annual Meeting.

In accordance with the policies of P2 Capital, any compensation which Mr. Paulson would otherwise receive as a director has been assigned by Mr. Paulson to P2 Capital. In this regard, instead of Mr. Paulson receiving an Initial Award and any subsequent Automatic Award under the Directors Incentive Plan, we agreed to pay to P2 Capital a cash payment of $90,000 (or, in the case of the Initial Award, the pro rata cash equivalent) at the time such award would otherwise have vested had Mr. Paulson received the award.

Non-Executive Director Stock Ownership Guidelines

The Company’s Non-Executive Director Stock Ownership Guidelines recommend that each non-executive director own, within five years of becoming subject to the guidelines, an amount of Ordinary Shares having a value equal to three times the annual retainer component of the non-executive director’s compensation, determined using the closing price of an Ordinary Share as of the date the director becomes subject to the guidelines and the annual retainer amount in effect on such date (the “Recommended Number of Shares”). Once established, a director’s Recommended Number of Shares generally does not change as a result of fluctuations in the price of an Ordinary Share or changes in the annual retainer amount. The ownership guideline is satisfied by Ordinary Shares owned outright by the director or his or her immediate family members, Ordinary Shares underlying vested stock options and Ordinary Shares represented by vested restricted shares. As of May 1, 2013, all non-executive directors met the requirements of the above guidelines. As a result of our agreement with P2 Capital to pay a cash payment to P2 Capital in lieu of Mr. Paulson receiving awards under the Directors Incentive Plan described above and in light of P2 Capital’s share ownership position in us, Mr. Paulson is not subject to the requirements of the Non-Executive Director Stock Ownership Guidelines.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion & Analysis

Executive Summary.

The compensation program for our senior executives is designed to attract, retain, incentivize and reward talented executives who contribute to our Company’s growth and success and thereby build value for our shareholders over the long term. The Compensation Committee believes that the Company’s compensation policies should reflect the value created for shareholders by the Company’s senior executives and support the business strategies and long-term plans of the Company. In pursuit of these goals, the committee has established the following guiding principles for the Company’s executive compensation programs:

•

Competitiveness — All components of compensation should be set competitively in relation to relevant markets for executive talent so that the Company can continue to attract, retain and motivate high performing executive talent. All components of compensation should also be appropriate from an internal pay equality perspective.

•

Accountability for Short and Long-Term Performance — Annual incentive bonuses and long-term equity-based incentives should reward an appropriate balance of short- and long-term financial and strategic business results, with an emphasis on managing the business for the long-term. In addition, aspects of our compensation program reinforce our commitment to good governance and integrity. For example, we have an executive compensation recoupment policy to promote accountability and we do not provide tax gross-ups for our executive officers.

•

Alignment with Shareholders’ Interests — Long-term equity-based incentives should align decision-making with the interests of the Company’s shareholders. The Company’s approach to compensating executives is intended to not only attract and retain individuals qualified to manage and lead the Company but also to motivate them by promoting achievement of the Company’s strategic and financial goals and, ultimately, deliver positive shareholder returns over the long run. Our senior executives are subject to share ownership guidelines and a hedging policy, which are designed to promote a long-term shareholder perspective.

The Company’s executive compensation program currently contains the following key components:

•	Base salary;

•	Incentive bonus;

•	Long-term equity-based incentives;

•	Generally-applicable employee benefits;

•	Limited supplemental benefits; and

•	Employment agreements and severance provisions.

These elements of our executive compensation program are designed to attract and retain executives, and more importantly, motivate executives to contribute to our Company’s growth and success over the short- and long-term. Two of the most significant components — incentive bonus and long-term equity-based incentive compensation — are strongly tied to performance. With respect to actual realized compensation in relation to financial performance, we believe senior executive pay-for-performance alignment is strong as the compensation opportunities provided to our Named Executive Officers are highly dependent on the Company’s performance. For example, because the Company failed to achieve for fiscal 2013 the minimum net income level required for payouts under our cash bonus plan, no bonuses were paid for fiscal 2013 to our senior executives, including our Named Executive Officers. As a result, the amount of cash compensation paid to each of our Named Executive Officers was substantially less than the “target” level of cash compensation established for the executives. Furthermore, due to the challenging economic environment and the Company’s overall financial performance for fiscal 2013 the Compensation Committee determined that, except for Mr. Feitzinger, the annual base salaries payable to our Named Executive Officers for fiscal 2014 should not be increased above the levels in effect at the end of fiscal 2013. Mr. Feitzinger’s base salary was increased for the reasons outlined in the section entitled “Compensation of Executive Officers — Compensation Discussion & Analysis — Compensation Awarded to our Named Executive Officers in Fiscal 2013 and Fiscal 2014 — Compensation of Named Executive Officers for Fiscal 2014.”

This “Compensation Discussion and Analysis” section generally focuses on the fiscal 2013 and fiscal 2014 executive compensation program for the Company’s Named Executive Officers who are currently with the Company, which include the following senior executives: Eric W. Kirchner (Chief Executive Officer); Lance E. D’Amico (Senior Vice President and Chief Legal Officer); Edward G. Feitzinger (Executive Vice President, Global Operations); Gene T. Ochi (Executive Vice President, Client Strategy and Retention); and Richard G. Rodick (Executive Vice President—Finance and Chief Financial Officer). The term “fiscal 2013” refers to the Company’s fiscal year ended January 31, 2013, and the term “fiscal 2014” refers to the Company’s fiscal year ending January 31, 2014.

Summary of the Company’s Executive Compensation Program Components.

Base salary	Compensates executives for performing requirements of their position and provides executives with a level of cash-income predictability and stability with respect to a portion of their total direct compensation.

Incentive bonus	Intended to motivate executives to achieve annual performance goals and reinforce the Company’s pay-for-performance philosophy. Incentive bonuses are typically paid in cash and are targeted at a percentage of an executive’s base salary. If the Company fails to achieve certain minimum financial target thresholds, no incentive bonuses are generally paid.

Long-term equity-based incentive compensation	Intended to align a significant portion of executives’ compensation with long-term performance of the Company and its Ordinary Shares while enhancing executive retention. Equity-based compensation is typically targeted at a percentage of an executive’s base salary.

Generally-applicable employee benefits	Depending on where an executive is based, may include benefits such as a 401(k) savings plan, medical, dental, life and disability insurance, dependent care and healthcare flexible spending account and employee assistance program benefits that are generally available to all employees in the same geography as the executive and are intended to attract and retain employees while providing them with retirement and health and welfare security.

Limited Supplemental Benefits	Intended to attract and retain U.S.-based executives and provide greater internal pay equality for U.S.-based senior management by providing a limited cash payment in lieu of perquisites.

Employment agreements and severance provisions	Intended to attract and retain executives. Furthermore, employment agreements are intended to provide clarity of role and terms of employment for both the Company and the executives; severance provisions are intended to provide income protection in the event of involuntary, not-for-cause terminations, including in connection with a change of control of the Company.

Additional details concerning the three primary components of our compensation program (base salary, incentive bonus and long-term equity based incentives) as they pertain to the Named Executive Officers who are currently with the Company are provided in this section under the heading “Summary of the Company’s Executive Compensation Program Components — Primary Components of Compensation” below.

At our 2012 annual meeting of shareholders, we held a shareholder advisory vote on the compensation of our Named Executive Officers, commonly referred to as a “say-on-pay” vote. The compensation of our Named Executive Officers was approved by our shareholders, with more than 80% of the votes cast on the proposal at the 2012 annual meeting of shareholders voting in favor of our say-on-pay resolution. As it evaluated our compensation practices throughout fiscal 2013 and year-to-date fiscal 2014, the Compensation Committee considered the strong support our shareholders expressed for our compensation practices as well as the Compensation Committee’s desire for consistency from year to year as to its balanced approach to compensation. As a result, our Compensation Committee retained its general approach to executive compensation and continues to apply the same general philosophy and principles that it has used in previous years in determining executive compensation.

At our annual meeting held in June 2009, our shareholders approved the 2009 LTIP and the UTi Worldwide Inc. Executive Incentive Plan, which we refer to as the Executive Incentive Plan. Accordingly, since June 2009, equity-based incentives and incentive bonuses have been made pursuant to the 2009 LTIP and the Executive Incentive Plan, respectively, rather than pursuant to their predecessor plans.

Role of the Compensation Committee in Determining Executive Compensation.    Our Board of Directors has delegated all compensation-related matters relating to our employees to our Compensation Committee, with the exception that the full Board retains responsibility for approving the compensation of our Chief Executive Officer. The Compensation Committee recommends or determines, as applicable, the targeted levels of compensation of the Company’s Chief Executive Officer, executive officers, regional leaders and a few other key employees, who we refer to collectively as “senior executives.” In fulfilling these duties, the committee considers a number of factors, including:

•	an evaluation of the Chief Executive Officer’s performance and evaluations of the performance of our other senior executives;

•	an evaluation of the Company’s overall performance against its strategic and financial goals;

•	information and advice provided by independent compensation consultants;

•	the impact of various regulatory provisions (such as Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”));

•	the equity holdings of the senior executives and the desire to align the interests of the executives with those of our shareholders; and

•	analysis of various compensation trends and practices.

In reaching its decisions with respect to the compensation levels of the Named Executive Officers (other than Mr. Kirchner) and its recommendation with respect to the compensation levels for Mr. Kirchner, the Compensation Committee exercised its judgment based on all the factors it considered, and no specific formula was applied to determine the weight of each factor.

The Compensation Committee believes that a mix of cash and equity compensation provides balance by incentivizing the senior executives to pursue specific short and long-term performance goals and value creation while aligning the senior executives’ interests with our shareholders’ interests. The Compensation Committee determines whether or not our compensation programs have met their goals primarily by analyzing total compensation actually paid relative to the overall performance of individual executives and the overall financial performance of our Company.

Role of Independent Compensation Consultants in Determining Executive Compensation.    In accordance with the Compensation Committee’s charter, the committee has the authority, to the extent it deems necessary and appropriate for the fulfillment of its duties, to select, engage and determine the fees payable to independent counsel and other advisors (including compensation consultants).

In accordance with this authority, Towers Watson was retained by the Compensation Committee in fiscal 2013 as an external consultant to provide information and advice on matters regarding trends in executive compensation, relative executive pay and benefits practices, an assessment of proposed executive compensation and other topics as the Compensation Committee deemed appropriate. The Compensation Committee’s retention of Towers Watson is reviewed periodically. Towers Watson is independent of the Company and reports directly to the Compensation Committee for all matters involving executive compensation. When appropriate, the committee will have discussions with Towers Watson without management present to maintain impartiality. From time to time, with the prior permission of the Compensation Committee, Towers Watson has provided and may in the future provide advice and assistance directly to the Company in connection with matters unrelated to director and senior executive compensation. All work provided by Towers Watson to the Company is pre-approved by the Compensation Committee.

Our Compensation Committee assessed the independence of Towers Watson, including taking into account the following six “independence” factors listed in the Nasdaq listing requirements: (i) the provision of other services to us by Towers Watson; (ii) the amount of fees from our Company paid to Towers Watson as a percentage of that firm’s total revenue; (iii) the policies and procedures maintained by Towers Watson to prevent conflicts of interest; (iv) any business or personal relationship of the members of the Tower Watson team serving our Company with any members of the Compensation Committee; (v) any stock of our Company owned by the individual members of the Towers Watson team serving our Company; and (vi) any business or personal relationship of Towers Watson or the individual members of the Towers Watson team serving the Company with any of our executive officers. Towers Watson also confirmed in a written letter to the chairman of the Compensation Committee that it believes that it serves as an independent advisor and has no conflicts of interest. The Compensation Committee determined, based on its analysis of the above factors that the work of Towers Watson and the individual members of the team of Towers Watson serving the Company has not created a conflict of interest. In fiscal 2013, Towers Watson was paid $247,422 in annual fees for work beyond that provided to the Compensation Committee. Going forward, the Compensation Committee intends to assess the independence of any of our compensation consultants consistent with the applicable Nasdaq listing standards.

Peer Group Data.    During fiscal 2012, the Compensation Committee worked with Towers Watson to establish a peer group (“Peer Group”) to enhance the comparative framework used by the Committee in assessing the Company’s overall executive compensation program for the Named Executive Officers. The Peer Group is comprised of 33 companies with median revenues of $5.5 billion. There are very few companies that are similar to UTi with respect to their size and the scope of their operations. Accordingly, the peer companies were selected using the following criteria:

•	S&P MidCap 400 companies in the Industrials sector with revenues between $3 billion and $11 billion;

•	S&P Global Industry Classification Standard (GICS) code 203010 (Air Freight and Logistics) companies with revenues between 0.5x and 2.0x UTi’s anticipated fiscal 2012 revenues; and

•	Supplemental companies added to the broader S&P GICS 2030 (Transportation) industry in order to ensure at least eight companies from that industry.

The following companies met these criteria and were selected as peer companies by the Compensation Committee:

Company	Industry
AECOM Technology Corporation	Construction and Engineering
AGCO Corporation	Construction and Farm Machinery and Heavy Trucks
Alaska Air Group, Inc.	Airlines
Alliant Techsystems Inc.	Aerospace and Defense
Avis Budget Group, Inc.	Trucking
Brinks Co.	Security and Alarm Services
Carlisle Companies Inc.	Industrial Conglomerates
CH Robinson Worldwide Inc.	Air Freight and Logistics
Con-way Inc.	Trucking
Exelis, Inc.	Aerospace and Defense
Expeditors International of Washington Inc.	Air Freight and Logistics
Fortune Brands Home & Security, Inc.	Building Products
General Cable Corp.	Electrical Components and Equipment
Harsco Corporation	Industrial Machinery
Hertz Global Holdings, Inc.	Trucking
Huntington Ingalls Industries, Inc.	Aerospace and Defense
ITT Corporation	Industrial Machinery
JB Hunt Transport Services Inc.	Trucking
JetBlue Airways Corporation	Airlines
KBR, Inc.	Construction and Engineering
Lennox International, Inc.	Building Products
Norfolk Southern Corp.	Railroads
Oshkosh Corporation	Construction and Farm Machinery and Heavy Trucks
Pentair, Inc.	Industrial Machinery
Ryder System, Inc.	Trucking
Shaw Group Inc.	Construction and Engineering
SPX Corporation	Industrial Machinery
Terex Corp.	Construction and Farm Machinery and Heavy Trucks
Timken Co.	Industrial Machinery
Towers Watson & Co.	Human Resource and Employment Services
Triumph Group, Inc.	Aerospace and Defense
URS Corporation	Construction and Engineering
YRC Worldwide Inc.	Trucking

In conducting its analysis for fiscal 2013 compensation decisions, Towers Watson excluded four of these Peer Group companies from the comparative proxy analysis due to the following reasons: (i) three companies are spin-offs that became public companies in 2011, and the pay reported by those companies reflects that of the prior employer (Excelis, Inc., which was spun off from ITT Corporation, Fortune Brands Home & Security, Inc., which was spun off from Beam Inc., and Huntington Ingalls Industries, Inc., which was spun off from Northrop Grumman Corporation); and (ii) YRC Worldwide Inc. experienced a significant restructuring and a merger in 2011, resulting in a number of changes in the composition of the named executive officers.

The following table summarizes certain financial and other data applicable to the Peer Group and UTi Worldwide Inc. All data for the Peer Group is based on the four most recently reported fiscal quarters immediately preceding the date of the Towers Watson report to the Compensation Committee, except for the employee count, which is as of the end of the company’s most recently completed fiscal year immediately preceding the date of the Towers Watson report, and the market capitalization information, which is as of December 31, 2011. All data for the Company is as of or for the twelve month period ended January 31, 2012, the most recently completed fiscal year immediately following the date of the Towers Watson report.

	Employees	Revenue $Millions	Market Capitalization $Millions	Operating Income $Millions	Net Income $Millions
25th Percentile	13,100	$4,232.0	$1,661.1	$270.5	$71.0
50th Percentile	16,300	$5,495.0	$2,649.8	$412.8	$183.4
75th Percentile	27,900	$7,584.7	$3,780.0	$567.4	$292.8
UTi Worldwide Inc.	21,077	$4,914.2	$1,531.2	$128.7	$72.5

The Peer Group review is only one tool used by the Compensation Committee in designing the overall compensation program, and the Compensation Committee does not target compensation at a specific percentage relative to the Peer Group. As described above, the Compensation Committee considers several other factors, including, among other things, internal pay equality, an evaluation of each individual’s performance in the role as well as UTi’s performance against our own internal financial and strategic goals. Based on a review of the Peer Group data and various other factors, Towers Watson expressly endorsed each of the compensation decisions made by the Committee for fiscal 2013.

The Compensation Committee did not obtain updated peer group information when determining compensation levels for fiscal 2014 because the committee (and, in the case of Mr. Kirchner, the Board) decided that except for limited changes applicable to Messrs. Feitzinger and Ochi no changes would be made to the compensation of its Named Executive Officers for fiscal 2014 due to the challenging economic environment and the Company’s overall financial performance for FY13. Mr. Feitzinger’s base salary was increased and Mr. Ochi’s target bonus was decreased for the reasons outlined in the section entitled “Compensation of Executive Officers — Compensation Discussion & Analysis — Compensation Awarded to our Named Executive Officers in Fiscal 2013 and Fiscal 2014 — Compensation of Named Executive Officers for Fiscal 2014.” At the time of Mr. Feitzinger’s promotion to Executive Vice President, Global Operations, and the appointment of Mr. Rodick to Executive Vice President and Chief Financial Officer the Compensation Committee obtained updated peer group information for such roles and determined the new compensation for each of Messrs. Feitzinger and Rodick based, in part, on input from Towers Watson.

Management Involvement in Compensation Decisions.    As described above, in determining the compensation for our senior executives (excluding Mr. Kirchner), the Compensation Committee considers the recommendations of Mr. Kirchner. The full Board of Directors after considering the recommendation of the Compensation Committee determines the compensation of Mr. Kirchner without any input from executive management.

Primary Components of Compensation.    The three primary components of the Company’s executive compensation are:

•	base salary

•	incentive bonus

•	long-term equity-based incentive compensation

In designing and administering its executive compensation program, the Compensation Committee attempts to strike an appropriate balance among these various components, each of which is discussed in greater detail below.

Base Salary.    Each senior executive’s base salary is generally based on a number of factors, including the market competitiveness of the relevant individual’s overall compensation package as reflected in the Peer Group data, as well as the relevant executive’s experience level and scope of responsibility, current performance, resident country, future potential and overall contribution. In addition, our Compensation Committee considers the Company’s performance in the prior fiscal year before setting salaries for the current fiscal year. The employment agreements with the Company’s Named Executive Officers provide that their respective annual base salaries may be increased (but not decreased) in the discretion of the Company.

Base salaries are reviewed and approved annually in the first fiscal quarter of each year.    Due to the challenging economic environment and the Company’s overall financial performance for fiscal 2013, the Compensation Committee determined to leave base salaries for our Named Executive Officers still employed by the Company unchanged for fiscal 2014, except for Mr. Feitzinger, whose base salary was increased for the reasons outlined in the section entitled “Compensation of Executive Officers — Compensation Discussion & Analysis — Compensation Awarded to our Named Executive Officers in Fiscal 2013 and Fiscal 2014 — Compensation of Named Executive Officers for Fiscal 2014.” The Compensation Committee has taken similar actions in recent years and also decided to leave the annual base salaries for our then named executive officers unchanged in fiscal years 2010 and 2011.

Incentive Bonuses.    All senior executives participate in the Company’s cash bonus plan, which we call our Executive Incentive Plan. Each senior executive is eligible for an annual cash bonus targeted at a specified percentage of his or her base salary. The percentage is generally based on a number of factors, including the market competitiveness of the relevant individual’s overall compensation package as reflected in the Peer Group data, as well as the relevant individual’s experience level and scope of responsibility, current performance, resident country, future potential and overall contribution to our Company.

In fiscal 2013, each senior executive was eligible for an incentive bonus under the Executive Incentive Plan based on the achievement of budgeted levels of net revenue, net income and return on investment, provided that a bonus would be paid only if the Company’s fiscal 2013 net income exceeded the Company’s fiscal 2012 net income, which was calculated for incentive purposes at $78 million. The weighting for each metric for fiscal 2013 was:

•	Net revenue — 25% of eligible bonus award

•	Net income — 50% of eligible bonus award

•	Return on investment — 25% of eligible bonus award

For purposes of the Executive Incentive Plan calculations, net revenue, net income and return on investment were defined as follows:

•	Net revenue — Net revenue means revenue less purchased transportation costs.

•	Net income — Net income means net income attributable to UTi Worldwide Inc., adjusted for the following items, which are all subject to approval by the Compensation Committee:

1. The after-tax effect of any intangible impairments;

2. The after-tax effect of a sale of a major property or business;

3. Any changes in generally accepted accounting principles in the United States (“U.S. GAAP”);

4. Any significant tax rate adjustments; and

5. Any other adjustment approved by the Compensation Committee

•	Return on investment (ROI) — ROI is calculated as follows:

•	the sum of (i) net income (as defined above) and (ii) interest expense (net of tax), divided by;

•

the sum of (i) interest bearing debt(1) and (ii) shareholders equity, excluding accumulated other comprehensive income/loss (“OCI”) and including minority interest (total equity on the balance sheet excluding OCI).

(1)	The average for the period is used, being the opening balance sheet and the quarterly balance sheets during the period divided by five (5).

The Compensation Committee selected net revenue, net income and return on investment because the Committee believes these metrics are consistent with the overall goals and long-term strategic direction that the Board has set for the Company. Specifically, the Committee chose:

•	Net revenue because it believes that potential investors use it to measure the Company’s growth rates as compared to those of other companies in our industry.

•

Net income because it believes that potential investors use it when evaluating our Company’s profitability against other companies in our industry. Net income is also an important measure when evaluating the success of the Company’s multi-year business transformation initiative which seeks to reduce costs and streamline operations.

•

Return on investment because the Committee believes that potential investors use it as an important metric for determining the attractiveness of investing in our Ordinary Shares as compared to other competing investment opportunities.

While each of these metrics is important on a stand-alone basis, the Compensation Committee believes the combined focus on all three financial metrics will help to drive overall operational and financial success for the Company without encouraging excessive risk taking.

For the net income and return on investment metrics, if the Company achieved less than 80% of the targeted performance level (the “minimum threshold”) for either metric, no bonus amounts would be earned for that metric. If the Company achieved 80% or more of the targeted performance level, the bonus amount paid for that metric would be as set forth in the table below, subject to a maximum potential payout of 150% of the targeted bonus award for that metric (the “maximum threshold”).

Performance Range	Percentage of Bonus Achieved	Performance Level
< 80% of target	0%	Below minimum
80-100% of target	50-100%	Between minimum and target
100% of target	100%	Target
100-125% of target	100-150%	Between target and maximum
125% of target	150%	Maximum

For net revenue, if the Company achieved less than 90% of the targeted performance level (the “minimum threshold”), no bonus amounts would be earned for that metric. If the Company achieved 90% or more of the targeted performance level, the bonus amount paid for that metric would be as set forth in the table below, subject to a maximum potential payout of 150% of the targeted bonus award for that metric (the “maximum threshold”).

Performance Range	Percentage of Bonus Achieved	Performance Level
< 90% of target	0%	Below minimum
90-100% of target	50-100%	Between minimum and target
100% of target	100%	Target
100-125% of target	100-150%	Between target and maximum
125% of target	150%	Maximum

For fiscal 2013, the Company’s net income was less than the Company’s net income for fiscal 2012. As a result, no bonuses were paid to our senior executives, including our Named Executive Officers, for fiscal 2013.

For fiscal 2014, based on the rationale set forth above, the Compensation Committee has adopted the same three metrics and the same performance ranges as those in effect for fiscal 2013. Accordingly, each senior executive is eligible for an incentive bonus under the Executive Incentive Plan based on the achievement of budgeted levels of net revenue, net income and return on investment, subject to the Company exceeding a minimum net income level. The weighting and definitions for each metric for fiscal 2014 are the same as for fiscal 2013.

In setting the targeted performance levels for incentive bonus payments, the Compensation Committee strives to set the minimum threshold, the target and the maximum threshold at levels such that the relative likelihood that our Company will achieve such goals remains consistent from year to year. It is the intent of the Compensation Committee that the minimum threshold should be attainable a majority of the time, target levels should, on average, be reasonably expected to be achieved and that the maximum threshold should be attained a minority of the time. These levels of expected performance are taken into consideration in the compensation philosophy and evaluation of compensation discussed elsewhere herein.

Establishing the expected performance of the Company relative to the criteria above is inherently subject to considerable judgment on the part of the Compensation Committee. When making these judgments the Committee considers the Company’s past performance, the volatility of the performance, the Company’s budget, the macroeconomic environment and other factors that may influence the Company’s future results.

Long-Term Incentives.    The Compensation Committee designs our executive compensation program to provide a substantial portion of total senior executive compensation in the form of equity-based incentives. A “substantial portion” does not necessarily mean that a majority of the senior executives’ compensation will be equity-based compensation, but that the amount will be material or meaningful to the executive. The committee believes equity-based compensation provides an incentive to build value for our Company over the long-term, which helps to align the interests of our senior executives with the interests of our shareholders. We currently make equity awards pursuant to our 2009 LTIP, which provides for awards in the form of stock options, restricted shares, restricted share units and other equity-based awards.

Each year, the Compensation Committee considers an equity-based award for each senior executive. All awards are based upon a percentage of base salary, with our Named Executive Officers generally having the highest target percentages. The specific amount of the equity-based award in any year depends on the Compensation Committee’s assessment, for that year, of the appropriate balance between cash and equity-based compensation. In making that assessment, the Compensation Committee considers various factors, such as the relative merits of cash and equity as a means for retaining and incentivizing senior executives as well as trends in executive compensation generally, as reported to the Compensation Committee by Towers Watson from time to time. In addition, the Compensation Committee considers, among other things, assessments of individual performance, individual pay relative to internal peers, individual pay relative to comparable Peer Group pay, the components of total annual compensation and the value of already outstanding grants in determining the size and type of equity-based awards granted to each senior executive.

The Company has generally granted senior executives two forms of equity-based compensation each year. In fiscal 2013, the Company awarded 75% of each senior executive’s equity-based award in the form of restricted share units (which support retention even in a down market) and 25% of the award in the form of stock options (which only have value to the extent the stock price for the Company’s Ordinary Shares increases above the stock price on the date of grant). The restricted share units vest 20% per year over a five-year period and the stock options vest in annual increments of 1/3 over a three year period. The Compensation Committee adopted this approach based on a number of factors, including (i) continued uncertainty in the global economic environment, (ii) the fact that the Company continues to undergo significant changes in connection with its business transformation efforts and (iii) recommendations of Towers Watson and related evaluations of trends in executive compensation, all of which favored a balance between achieving long-term retention, while at the same time providing an incentive for long-term financial performance.

For fiscal 2014, based on the rationale above, the Company granted equity-based awards to our senior executives on the same basis as fiscal 2013, notably 75% of the award in the form of restricted share units and 25% of the award in the form of stock options. The restricted share units for fiscal 2014 also vest 20% per year over a five-year period and the stock options vest in annual increments of 1/3 over a three year period.

Additional information regarding the equity-based incentive awards granted to the Named Executive Officers in fiscal 2013 and fiscal 2014 can be found below in this section under the heading “Compensation Awarded to our Named Executive Officers in Fiscal 2013 and Fiscal 2014” and in the table below entitled “Fiscal 2013 Grants of Plan Based Awards”.

Policies and Processes Applicable to the Granting of Equity-Based Awards.    The value of all restricted share units awarded by the Company is determined based on the closing price of the Company’s Ordinary Shares on the date of grant. With respect to stock options, the strike price for all stock options awarded is also the closing price of the Company’s Ordinary Shares on the date of grant. The “grant date” for all equity-based incentive awards is the date the awards are formally approved by the Compensation Committee or the Chief Executive Officer (for employees other than senior executives) or his designee, as applicable.

The Company’s practice is to generally grant equity-based incentive awards once per year to senior executives following the public release of the Company’s year-end financial results. All other awards are considered on an “as-needed” basis, but only following the public release of the Company’s quarterly financial results. We have adopted this practice because it permits our publicly-reported financial results to be absorbed by the financial markets prior to our issuing equity-based incentive awards and allows our Compensation Committee to consider our final year-end results when approving annual equity-based incentive awards for our senior executives.

For fiscal 2013 and fiscal 2014, the Compensation Committee evaluated and approved the annual equity-based incentive awards made to our senior executives, and our Chief Executive Officer (or his designee), with express authority from the Compensation Committee, evaluated and approved all other annual equity-based incentive awards. All equity-based incentives approved by our Chief Executive Officer (or his designee) were subject to criteria and limitations established by the Compensation Committee.

Employee Benefits.    In addition to the above described components of compensation, our senior executives are eligible to participate in benefit plans that are generally available to all our other employees in their respective country of residence or business unit. These plans, depending on the country or business unit where the senior executive is employed, may include a 401(k) savings plan, medical, dental, life and disability insurance, dependent care and healthcare flexible spending account, and employee assistance program benefits. Additionally, our employees are entitled to vacation, sick leave and other paid holidays. The Compensation Committee has reviewed these other components of compensation in relation to the total compensation of the Chief Executive Officer and the other senior executives and determined that they are reasonable and appropriate.

Supplemental Benefits.    Our U.S-based senior executives receive a flat $25,000 annual cash payment in lieu of other supplemental benefits. This amount is paid in regular installments and is not considered part of an executive’s base salary. The Compensation Committee adopted this approach for a variety of reasons, including the (i) simplification of the overall executive compensation structure and (ii) elimination of other special perquisites from the compensation structure in light of emerging trends in executive compensation.

Tax Law Limits on Executive Compensation.    Section 162(m) of the Code (“Section 162(m)”) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation in excess of $1 million are deductible only if performance criteria related to such compensation are specified in detail and the shareholders have approved the compensation arrangements. The Company is incorporated in the British Virgin Islands and believes it may not be subject to Section 162(m). To the extent compensation is paid by its United States subsidiaries, such subsidiaries may in certain circumstances be subject to Section 162(m). In this regard, our Executive Incentive Plan is designed to allow for incentive bonuses paid by certain of the Company’s U.S. subsidiaries to the Company’s senior executives to be deductible for U.S. federal income tax purposes. Since corporate objectives may not always be consistent with the requirements for full deductibility, however, the Company is prepared, if it deems appropriate, to enter into compensation arrangements or pay compensation under which payments may not be deductible under Section 162(m), and the Company believes that it is important to preserve flexibility in designing compensation programs. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m).

Executive Stock Ownership Guidelines; Hedging Policy.    To help achieve our compensation objective of linking the interests of our senior executives with those of our shareholders, we established executive stock ownership guidelines for our senior executives, including our Named Executive Officers. The guidelines provide that each executive achieve ownership of a number of “qualifying shares” with a market value equal to the specified multiple of the executive’s base salary (in effect upon the later of February 1, 2010 or the date he or she first becomes subject to the guidelines) shown below:

Position	Multiple
Chief Executive Officer	3 x salary
Global Executive Vice Presidents	1 x salary
Global Senior Vice Presidents	1 x salary
Regional Presidents	1 x salary

Each senior executive is expected to achieve ownership of the required market value of shares within the later of five years after February 1, 2010, or five years after first becoming subject to these guidelines. Thereafter, the executive is expected to maintain ownership of at least the number of shares that were necessary to meet the executive’s required market value of ownership on the date the requirement was first achieved (subject to certain adjustments in the event of a change in base salary or position). Ownership that counts toward the guidelines includes ordinary shares, restricted share units, restricted shares, deferred share units and common shares beneficially owned by the executive by virtue of being held in a trust, by a spouse or by the executive’s minor children. Shares that an executive holds in the form of unvested restricted shares or unvested restricted share units are counted at 60% of the number of shares held to approximate the after-tax value of those shares. Shares that an executive has a right to acquire through the exercise of stock options (whether or not vested) are not counted towards the share ownership requirement.

Our directors and officers are prohibited from making open market purchases of Company securities by using margin credit and from selling “short” Company securities or engaging in transactions involving Company-based derivative securities such as options, warrants, convertible securities, or similar rights whose value is derived from the value of a Company equity security. The Company is not aware of any director or Named Executive Officer who holds Company securities in a margin account or has pledged such securities for a loan and no director or officer can do so without receiving prior approval. We have no current intentions of granting such approval.

Executive Compensation Recoupment Policy.    Under the Company’s incentive compensation recoupment policy, if the Board or the Compensation Committee determines that any fraud or intentional misconduct by any Named Executive Officer was a significant contributing factor to the Company having to materially restate all or a portion of its financial statement(s), the Board or Compensation Committee may take, in its discretion, such action as it deems necessary and appropriate to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or Committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. If the Board or Committee determines that the restatement was the result of fraud or intentional misconduct, the Board may, to the extent permitted by applicable law, require reimbursement of any bonus or incentive compensation paid to any Named Executive Officer, cause the cancellation of restricted share units, stock options and/or other equity-based incentives, and seek reimbursement of any gains realized upon the exercise of any equity-based incentives or the sale of any shares underlying restricted share units, in each case, if and to the extent that (i) the amount of bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (ii) the executive engaged in a fraud or intentional misconduct that caused or substantially contributed to the need for the restatement, and (iii) the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may dismiss the executive, authorize legal action, or take such other action to enforce the executive’s obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular case.

Employment Agreements and Post-Termination Compensation.    Each of the Named Executive Officers who are currently with the Company is a party to an employment agreement with the Company. A summary description of the terms of these agreements with the Named Executive Officers can be found below in this proxy statement under the caption “Compensation of Executive Officers — Employment Agreements.” The employment agreements define the Company’s right to terminate the employment relationship (and related obligations) and help protect the Company from certain business risks. In return, the executive officers are provided assurances with regard to salary, other compensation and benefits, as well as severance and related benefits if the executive’s employment terminates under certain circumstances, including in the event of a “change of control”. See the section below entitled “Compensation of Executive Officers — Termination and Change of Control Payments”.

The Compensation Committee believes that these severance and change of control arrangements are an important part of overall compensation for our Named Executive Officers because they help to secure the continued employment and dedication of our Named Executive Officers, notwithstanding any concern that they might have regarding their own continued employment prior to or following a change of control. The Compensation Committee also believes that these arrangements are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior employees.

Compensation Awarded to our Named Executive Officers in Fiscal 2013 and Fiscal 2014

Compensation of Named Executive Officers for Fiscal 2013

In connection with the Company’s annual review process, the Compensation Committee (and, in the case of Mr. Kirchner, the Board of Directors) approved the following compensation levels for fiscal 2013. Base salary increases reflect, among other things, an evaluation of the executives’ base salary as compared to the Peer Group and the overall assessment of the executives’ individual performance in fiscal 2012. Base salary increases were also endorsed by Towers Watson.

					Fiscal 2013 Equity Grant (1)
Named Executive Officer	Fiscal 2012 Salary	Approved Salary Increase	Fiscal 2013 Salary	Fiscal 2013 Target Bonus as a Percentage of Base Salary	Restricted Share Units	Stock Options
Eric Kirchner	$875,000	$45,000	$920,000	100%	123,141	101,797
Lance D’Amico	365,000	12,000	377,000	50%	20,184	16,686
Edward Feitzinger(2)	315,000	31,646	346,646	50%	16,294	13,470
Gene Ochi	365,250	0	365,000	65%	19,542	16,155
Richard Rodick(3)	N/A	N/A	N/A	50%	N/A	N/A
Lawrence Samuels	390,000	0	390,000	65%	20,880	17,261

(1)	Equity grants reflect an aggregate dollar value equal to a percentage of each executive’s base salary.

(2)	Mr. Feitzinger’s annual base salary was increased in March 2012 from $315,000 to $332,000 in connection with the Compensation Committee’s annual review of the base salaries of our executives, and from $332,000 to $400,000 in October 2012 in recognition of his promotion to Executive Vice President, Global Operations. Mr. Feitzinger’s bonus percentage relates to his salary, pro-rated between his former base salary and his salary as increased in October 2012.

(3)	Mr. Rodick joined the Company in October 2012, with an annual base salary of $390,000. Mr. Rodick’s salary was established as a result of arm’s-length negotiations as the Company needed to induce him to leave his position with his former employer and join the Company.

The following table shows the dollar value of long-term incentives (restricted share units and stock options) (“LTI”) as a percentage of fiscal 2013 base salary for each of our Named Executive Officers.

Named Executive Officer	Dollar Value of LTI as a % of fiscal 2013 Base Salary
Eric Kirchner	300%
Lance D’Amico	120%
Edward Feitzinger	100%
Gene Ochi	120%
Richard Rodick(1)	N/A
Lawrence Samuels	120%

(1)	Mr. Rodick joined the Company in October 2012 and did not receive an annual LTI award for fiscal 2013. In connection with Mr. Rodick’s hiring, Mr. Rodick received a one-time “sign-on” award with a dollar value equal to $150,000 as required by the terms of his employment agreement.

As indicated previously, no incentive cash bonuses were paid to any of the Company’s executive officers for fiscal 2013. As a result, the amount of cash compensation actually received by the Named Executive Officers for fiscal 2013 (consisting of annual base salary and incentive bonus) was substantially less than the amount of “target” cash compensation (consisting of annual base salary and the “target” amount of the incentive bonus for each executive) established for the executives as shown in the table below. As also shown in the table below, with respect to each of the Named Executive Officers (other than Mr. Rodick, who joined the Company in October 2012), total cash compensation earned for fiscal 2013 was less than the total cash compensation earned by such executives for fiscal 2012.

Comparison of Actual Cash Compensation to “Target” Cash Compensation

For Fiscal Year 2013

Named Executive Officer	Fiscal 2013 Target Cash Compensation	Fiscal 2013 Realized Cash Compensation	Fiscal 2013 Realized Cash Compensation as a % of Target Cash Compensation	Percentage Decrease in Fiscal 2013 Total Cash Compensation Earned as Compared to Fiscal 2012 Total Cash Compensation Earned(1)
Eric Kirchner	$1,840,000	$920,000	50%	38%
Lance D’Amico	565,500	377,000	67%	23%
Edward Feitzinger	523,979	346,646	66%	18%
Gene Ochi	602,250	365,000	61%	31%
Richard Rodick(2)	N/A	112,500	N/A	N/A
Lawrence Samuels	643,500	390,000	61%	31%

(1)	Total cash compensation consists of annual base salary and incentive bonus.

(2)	Mr. Rodick joined the Company in October 2012 and therefore was not eligible for a cash bonus in fiscal 2013.

Compensation of Named Executive Officers for Fiscal 2014

In March 2013, in connection with the Company’s annual review process the Compensation Committee (the Board in the case of Mr. Kirchner after receiving the recommendation of the Compensation Committee) determined that, except for Mr. Feitzinger, the base salary for each of the Named Executive Officers at the end of fiscal 2013 would remain unchanged for fiscal 2014 due to the challenging economic environment and the Company’s overall financial performance for fiscal 2013. In the case of Mr. Rodick, the Compensation Committee also considered the fact that Mr. Rodick had joined the Company in October 2012. With respect to Mr. Feitzinger, the Compensation Committee approved an increase to his base salary from $400,000 to $425,000. This increase reflects, among other things, an evaluation of Mr. Feitzinger’s base salary as compared to Peer Group data associated with his significant new responsibilities, an assessment of Mr. Feitzinger’s performance since the time he was promoted to Executive Vice President, Global Operations, and the fact that Mr. Feitzinger had recently relocated to the Company’s offices in Long Beach, CA. Mr. Feitzinger’s salary increase was also endorsed by Towers Watson. The Compensation Committee also determined that the target bonus opportunity for each Named Executive Officer would remain unchanged for fiscal 2014 except that Mr. Ochi’s target bonus opportunity was reduced from 65% to 50% in order to bring Mr. Ochi’s bonus percentage in line with all other Named Executive Officers, excluding Mr. Kirchner.

In April 2013, the following equity awards were granted to the Named Executive Officers:

	Fiscal 2014 LTI as a % of Base Salary(1)	Fiscal 2014 Equity Grant
Named Executive Officer		Restricted Share Units	Stock Options
Eric Kirchner	300%	147,331	132,598
Lance D’Amico	120	24,149	21,735
Edward Feitzinger(2)	120	27,224	24,502
Gene Ochi	120	23,381	21,043
Richard Rodick	100	20,819	18,737

(1)	Represents the dollar value of long-term incentives (restricted share units and stock options) as a percentage of fiscal 2014 base salary.

(2)	The Compensation Committee determined to increase Mr. Feitzinger’s historical percentage from 100% to 120% for the same reasons set forth above with respect to the increase in base salary for fiscal 2014.

Resignation of Lawrence Samuels.    Mr. Samuels resigned from his position as Executive Vice President and Chief Financial Officer effective October 1, 2012, but remained employed as an employee through May 2, 2013. In connection with Mr. Samuels’ separation from the Company, he entered into a Separation Agreement and General Release (the “Samuels Separation Agreement”), which provided for the severance and other benefits contemplated by his Employment Agreement with the Company. These benefits are described more fully under the section below entitled “Termination and Change of Control Payments.”

The following report of our Compensation Committee shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act or to the liabilities of Section 18 of the Securities Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Exchange Act.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section of this proxy statement entitled “Compensation of Executive Officers — Compensation Discussion & Analysis” with management. Based on this review and discussion, the Committee has recommended to the Board of Directors that the section entitled “Compensation of Executive Officers — Compensation Discussion & Analysis,” be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

Mr. Allan M. Rosenzweig, Chairman

Mr. Brian D. Belchers

Mr. Leon J. Level

Mr. Donald W. Slager

Summary Compensation Table

The following table provides information concerning the Company’s Named Executive Officers.

Name and Principal Position	Fiscal Year	Salary (1)	Bonus	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension and NQDC Earnings	All Other Compensation (5)	Total Compensation (6)
Eric W. Kirchner	2013	$920,000	$—	$2,070,000	$690,000	$0	$—	$35,000	$3,715,000
Chief Executive Officer	2012	875,000	—	1,968,750	656,250	612,500	—	34,800	4,147,300
	2011	700,000	—	2,100,000	—	467,775	—	31,373	3,299,148

Lance E. D’Amico	2013	377,000	—	339,300	113,100	0	—	35,000	864,400
Senior Vice President and Chief Legal Officer	2012	365,000	—	328,500	109,500	127,750	—	34,800	965,550
	2011	350,000	—	420,000	—	129,938	—	23,799	923,737

Edward G Feitzinger (7)	2013	346,646	—	273,900	91,300	0	—	43,834	755,680
Executive Vice President, Global Operations	2012	315,000	—	236,250	78,750	110,250	—	34,800	775,050

Gene T. Ochi	2013	365,000	—	328,500	109,500	0	—	35,000	838,000
Executive Vice President, Client Strategy and Retention	2012	365,000	—	328,500	109,500	166,075	—	34,800	1,003,875
	2011	350,000	—	420,000	—	168,919	—	19,499	958,418

Richard G. Rodick (8)	2013	112,500	—	150,000	—	—	—	33,343	295,843
Executive Vice President and Chief Financial Officer

Lawrence R. Samuels(9)	2013	390,000	—	351,000	117,000	0	—	35,000	893,000
Former Officer	2012	390,000	—	351,000	117,000	177,450	—	34,800	1,070,250
	2011	375,000	—	450,000	—	180,984	—	31,563	1,037,547

(1)	Salary. The amounts reported in this column represent base salaries paid to each of the Named Executive Officers for fiscal 2013, fiscal 2012 and fiscal 2011, as applicable, except for Mr. Feitzinger, who was not a Named Executive Officer for fiscal 2011 and Mr. Rodick, who was not a Named Executive Officer for fiscal 2012 and fiscal 2011.

(2)	Stock Awards. The amounts reported in this column are equal to the grant date fair value of each award as computed in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures relating to service-based vesting conditions. Additional information related to the calculation of the compensation cost and the assumptions made in the valuation of stock awards is set forth in Note 14 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K relating to fiscal 2013.

(3)	Option Awards. The amounts reported in this column are equal to the grant date fair value of each award as computed in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures relating to service-based vesting conditions. Additional information related to the calculation of the compensation cost and the assumptions made in the valuation of option awards is set forth in Note 14 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K relating to fiscal 2013.

(4)	Non-Equity Incentive Plan Compensation. The amounts reported in this column represent the amount of incentive bonus paid to each of the Named Executive Officers for fiscal 2013, fiscal 2012 and fiscal 2011, as applicable.

(5)	All Other Compensation. The amounts reported in this column represent the aggregate dollar amount for each Named Executive Officer for perquisites and other personal benefits. Under rules of the SEC, the Company is required to identify by type all perquisites and other personal benefits for a Named Executive Officer if the total value for all perquisites for that individual equals or exceeds $10,000, and to quantify each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount for that individual. For each Named Executive Officer, the amount reported in this column for fiscal 2013 represents Company contributions under the Company’s 401(k) matching program and an annual cash payment of $25,000 (or, in the case of Mr. Rodick, the pro rata portion thereof since his start date in October 2012) in lieu of other supplemental benefits. In the case of Mr. Feitzinger, the amount also includes an additional $8,834 relating to relocation costs reimbursed by the Company. In the case of Mr. Rodick, he was not eligible for Company contributions under the Company’s 401(k) matching program, but the amounts listed for him in this column include an additional $26,132 relating to relocation costs reimbursed by the Company in connection with his joining the Company in October 2012.

(6)	Total Compensation. The amounts reported in this column are the sum of the prior columns for each of the Named Executive Officers.

(7)	Mr. Feitzinger joined the Company in September 2010 and was not a Named Executive Officer in fiscal 2011.

(8)	Mr. Rodick joined the Company in October 2012. Amounts reflected in the table relating to “salary” represent the base salary paid to Mr. Rodick from October 1, 2012 through January 31, 2013. Amounts reflected in the table relating to “stock awards” represent the one-time sign-on award granted to Mr. Rodick as required by the terms of his employment agreement. For information relating to the terms of Mr. Rodick’s employment, see the section entitled “Employment Agreements” below.

(9)	Mr. Samuels resigned from his position as Executive Vice President and Chief Financial Officer effective October 1, 2012 but remained employed as an employee through May 2, 2013. The information in this table reflects payments made to Mr. Samuels through fiscal 2013. For more information regarding the terms of Mr. Samuels’ separation, see “Termination and Change of Control Payments” below.

Fiscal 2013 Grants of Plan Based Awards

The following table provides information concerning the annual incentive bonus and equity-based incentive compensation awards made to each of our Named Executive Officers in fiscal 2013.

Executive Officers	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: # of Shares of Stock or Units(2)	All Other Option Awards: # of Securities Underlying Options(3)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Eric W. Kirchner	3/4/12	$0	$920,000	$1,380,000	$—	$—	$—	—	—	—	—
	4/14/12	—	—	—	—	—	—	123,141	101,797	16.81	$2,760,000
Lance E. D’Amico	3/4/12	0	188,500	282,750	—	—	—	—	—	—	—
	4/14/12	—	—	—	—	—	—	20,184	16,686	16.81	452,400
Edward G. Feitzinger	3/4/12	0	166,000	249,000	—	—	—	—	—	—	—
	4/14/12	—	—	—	—	—	—	16,294	13,470	16.81	365,200
Gene T. Ochi	3/4/12	0	237,250	355,875	—	—	—	—	—	—	—
	4/14/12	—	—	—	—	—	—	19,542	16,155	16.81	438,000
Richard G. Rodick (4)	10/8/12	—	—	—	—	—	—	10,909	—	—	150,000
Lawrence R. Samuels(5)	3/4/12	0	253,500	380,250	—	—	—	—	—	—	—
	4/14/12	—	—	—	—	—	—	20,880	17,261	16.81	468,000

(1)	The amounts shown represent the potential bonus amounts payable to the Named Executive Officers under the Company’s Executive Incentive Plan for fiscal 2013. The amounts shown in the “Target” column reflect the amounts payable in the event 100% of the targeted performance levels were met. The amounts shown in the “Maximum” column reflect the amounts that potentially could be payable assuming 125% of the targeted performance levels were achieved. Mr. Kirchner had a bonus targeted at 100% of his base salary, each of Messrs. D’Amico and Feitzinger had bonuses targeted at 50% of their base salaries, and each of Messrs. Ochi and Samuels had bonuses targeted at 65% of their base salaries. Mr. Rodick was not eligible for a bonus under the Company’s Executive Incentive Plan for fiscal 2013 because he joined the Company during October 2012. No amounts were paid to any Named Executive Officer under the Company’s Executive Incentive Plan for fiscal 2013 based on the Company’s financial performance as further described under the section entitled “Compensation of Executive Officers — Compensation Discussion & Analysis — Compensation Awarded to our Named Executive Officers in Fiscal 2013 and Fiscal 2014.”

(2)	Represents restricted share units awarded to Named Executive Officers under the Company’s 2009 Long-Term Incentive Plan. These restricted share units are subject to a five-year pro rata vesting schedule (i.e., 20% per year over the 5-year period). In the case of Mr. Rodick, the amount represents the number of restricted share units awarded to Mr. Rodick as a one-time sign-on award as required by the terms of his employment agreement. Mr. Rodick’s restricted share units vest 50% on April 14, 2013 and 50% on April 14, 2014.

(3)	Represents options to purchase Ordinary Shares awarded to Named Executive Officers under the Company’s 2009 Long-Term Incentive Plan. One-third of the stock options vest annually on each anniversary of the grant date over a three year period.

(4)	Mr. Rodick joined the Company on October 1, 2012 as our Executive Vice President and Chief Financial Officer.

(5)	Mr. Samuels resigned from his position as Executive Vice President and Chief Financial Officer effective October 1, 2012, but remained employed as an employee through May 2, 2013.

Outstanding Equity Awards at Fiscal 2013 Year-End

The following table provides information concerning the unexercised stock options and unvested restricted share units outstanding for each of our Named Executive Officers as of the end of fiscal 2013.

	Option Awards(1)						Stock Awards
Executive Officers	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: # of Securities Underlying/ Unexercised Unearned Options	Option Exercise Price	Option Expiration Date(2)	# of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)
Eric W. Kirchner	166,836		—	—	$13.51	4/14/2019	31,088	(5)	$458,859	—	$—
	26,158		52,317	—	20.07	4/14/2021	73,512	(6)	1,085,037	—	—
	—		101,797	—	16.81	4/14/2022	78,476	(7)	1,158,306	—	—
							123,141	(8)	1,817,561	—	—

Lance E. D’Amico	4,365		8,729	—	20.07	4/14/2021	2,132	(4)	31,468	—	—
	—		16,686	—	16.81	4/14/2022	12,436	(5)	183,555	—	—
							14,703	(6)	217,016	—	—
							13,094	(7)	193,267	—	—
							20,184	(8)	297,916	—	—

Edward G. Feitzinger	8,408	(9)	—	—	12.58	6/29/2020	2,840	(6)	41,918	—	—
	3,139		6,278	—	20.07	4/14/2021	9,417	(7)	138,995	—	—
	—		13,470	—	16.81	4/14/2022	16,294	(8)	240,499	—	—

Gene T. Ochi	75,000		—	—	11.24	7/30/2013	2,132	(4)	31,468	—	—
	51,300		—	—	15.62	5/4/2014	12,436	(5)	183,555	—	—
	15,420		—	—	22.34	6/15/2015	14,703	(6)	217,016	—	—
	4,365		8,729	—	20.07	4/14/2021	13,094	(7)	193,267	—	—
	—		16,155	—	16.81	4/14/2022	19,542	(8)	288,440	—	—

Richard G. Rodick	—		—	—	—	—	10,909	(10)	161,017	—	—

Lawrence R. Samuels	75,000		—	—	11.24	7/30/2013	2,285	(4)	33,727	—	—
	43,350		—	—	15.62	5/4/2014	13,324	(5)	196,662	—	—
	14,880		—	—	22.34	6/15/2015	15,753	(6)	232,514	—	—
	4,664		9,327	—	20.07	4/14/2021	13,991	(7)	206,507	—	—
	—		17,261	—	16.81	4/14/2022	20,880	(8)	308,189	—	—

(1)	Options generally vest in three equal annual installments over a three year period (1/3 on each anniversary of the grant date). In the case of the options granted to Mr. Feitzinger on June 29, 2010, such options vested on January 31, 2011.

(2)	The option expiration date for each option grant is the 10-year anniversary of the grant date.

(3)	Based on the closing price of the Company’s Ordinary Shares of $14.76 on January 31, 2013. As of April 30, 2013, the closing price of the Company’s Ordinary Shares was $14.69.

(4)	Represents restricted share units that vest on a pro rata basis over a 5-year period (i.e., 20% of the award will vest on each anniversary of the grant date). The restricted share units were granted on April 14, 2008.

(5)	Represents restricted share units that vest on a pro rata basis over a 5-year period (i.e., 20% of the award will vest on each anniversary of the grant date). The restricted share units were granted on April 14, 2009.

(6)	Represents restricted share units that vest on a pro rata basis over a 5-year period (i.e., 20% of the award will vest on each anniversary of the grant date). The restricted share units were granted on April 14, 2010, except in the case of Mr. Feitzinger, whose restricted share units were granted on December 13, 2010.

(7)	Represents restricted share units that vest on a pro rata basis over a 5-year period (i.e., 20% of the award will vest on each anniversary of the grant date). The restricted share units were granted on April 14, 2011.

(8)	Represents restricted share units that vest on a pro rata basis over a 5-year period (i.e., 20% of the award will vest on each anniversary of the grant date). The restricted share units were granted on April 14, 2012.

(9)	Represents stock options granted to Mr. Feitzinger under a consulting agreement entered into with him prior to the time Mr. Feitzinger became an employee of the Company.

(10)	Represents restricted share units granted to Mr. Rodick as a one-time sign-on award as required by the terms of his employment agreement. These restricted share units vest 50% on April 14, 2013 and 50% on April 14, 2014. The restricted share units were granted on October 8, 2012.

Option Exercises and Stock Vested During Fiscal 2013

The following table provides information concerning the exercises of stock options and the vesting of restricted share units during fiscal 2013 on an aggregated basis for each of our Named Executive Officers.

	Option Awards				Stock Awards
Executive Officers	Number of Shares Acquired on Exercise		Value Realized on Exercise		Number of Shares Acquired on Vesting		Value Realized on Vesting(3)
Eric W. Kirchner	—		$—		59,667	(4)	$1,003,002
Lance E. D’Amico	—		—		21,561	(5)	362,440
Edward G Feitzinger	—		—		3,330	(6)	55,977
Gene T. Ochi	77,500	(1)	849,400	(1)	25,564	(7)	429,731
Richard G. Rodick..	—		—		—		—
Lawrence R. Samuels	120,000	(2)	890,150	(2)	26,735	(8)	449,415

(1)	In April 2012, Mr. Ochi exercised stock options to acquire 77,500 Ordinary Shares, with a strike price of $6.34. Based on the fair market value of the Company’s Ordinary Shares at the time of exercise ($17.30), the value realized was $849,400.

(2)	In April 2012, Mr. Samuels exercised stock options to acquire 65,000 Ordinary Shares, with a strike price of $6.34. Based on the fair market value of the Company’s Ordinary Shares at the time of exercise ($17.21), the value realized was $706,550. In January 2013, Mr. Samuels exercised stock options to acquire 25,000 Ordinary Shares, with a strike price of $11.24. Based on the fair market value of the Company’s Ordinary Shares at the time of exercise ($14.48), the value realized was $81,000. In January 2013, Mr. Samuels exercised additional stock options to acquire 30,000 Ordinary Shares, with a strike price of $11.24. Based on the fair market value of the Company’s Ordinary Shares at the time of exercise ($14.66), the value realized was $102,600.

(3)	Calculated based on the closing price of the Company’s Ordinary Shares on April 14, 2012, the date the stock awards vested. On April 14, 2012, the closing price of the Ordinary Shares was $16.81.

(4)	Represents the vesting of 20% of the total number of restricted share units granted to Mr. Kirchner in April 2009, April 2010 and April 2011. On April 14, 2012, Mr. Kirchner acquired 15,544 shares that vested under the April 2009 award, 24,504 shares that vested under the April 2010 award and 19,619 shares that vested under the April 2011 award.

(5)

Represents the vesting of 20% of the total number of restricted share units granted to Mr. D’Amico in April 2008, April 2009, April 2010 and April 2011 and 100% of the total number of restricted share units granted to Mr. D’Amico in April 2007. On April 14, 2012, Mr. D’Amico acquired 5,037 shares that vested under the April 2007 award, 2,132 shares that vested under the April 2008 award, 6,217 shares that vested under the April 2009 award, 4,901 shares that vested under the April 2010 award and 3,274 shares that vested under the April 2011 award.

(6)	Represents the vesting of 20% of the total number of restricted share units granted to Mr. Feitzinger in December 2010 and April 2011. On April 14, 2012, Mr. Feitzinger acquired 946 shares that vested under the December 2010 award and 2,354 shares that vested under the April 2011 award.

(7)	Represents the vesting of 20% of the total number of restricted share units granted to Mr. Ochi in April 2008, April 2009, April 2010 and April 2011 and 100% of the total number of restricted share units granted to Mr. Ochi in April 2007. On April 14, 2012, Mr. Ochi acquired 9,040 shares that vested under the April 2007 award, 2,132 shares that vested under the April 2008 award, 6,217 shares that vested under the April 2009 award, 4,901 shares that vested under the April 2010 award and 3,274 shares that vested under the April 2011 award.

(8)	Represents the vesting of 20% of the total number of restricted share units granted to Mr. Samuels in April 2008, April 2009, April 2010 and April 2011 and 100% of the total number of restricted share units granted to Mr. Samuels in April 2007. On April 14, 2012, Mr. Samuels acquired 9,040 shares that vested under the April 2007 award, 2,284 shares that vested under the April 2008 award, 6,662 shares that vested under the April 2009 award, 5,251 shares that vested under the April 2010 award and 3,498 shares that vested under the April 2011 award.

Pension Benefits

The Company does not provide pension benefits for its senior executives, including the Named Executive Officers.

Non-Qualified Deferred Compensation

The Company does not maintain deferred compensation plans for its U.S. executives which are not qualified under U.S.  tax laws.

Employment Agreements

Each of Messrs. Kirchner, D’Amico, Feitzinger, Ochi and Rodick has entered into an employment agreement with an indirect subsidiary of the Company. Pursuant to the terms of these employment agreements, the Company guaranteed the performance of all the obligations of the subsidiary under the agreements. The agreements have substantially similar terms, except that the annual compensation and responsibilities under the agreements for each executive are different. In addition to an annual base salary, each executive is entitled to receive an annual cash performance bonus and to participate in the Company’s equity-based incentive plans. The Company or the executive may terminate such agreements for any reason upon six months prior written notice. Under the agreements, the executives remain employees of the Company and continue to receive their salary and other amounts due to them during the six months covered by the notice period, and, thereafter they are entitled to six months severance from the effective date of termination in the event the Company terminates their employment without cause. As more fully described under the section entitled “Compensation of Executive Officers — Termination and Change of Control Payments” below, the executives are entitled to twenty-four months severance if they are terminated without “cause” or if they resign for “good reason” within one year following a Change in Control, plus a pro rata portion of their target bonus for such year.

Each of the agreements provides that the Company will pay to the executives a salary that is subject to increase but not decrease. Messrs. Kirchner, D’Amico, Feitzinger, Ochi and Rodick were paid during fiscal 2013 the respective salaries set forth beside their names in the table above entitled “Compensation of Executive

Officers — Summary Compensation Table.” Under the agreements, the executives are each entitled to four weeks of vacation each year and to compensation for earned but unused vacation days determined in accordance with the Company’s vacation policy. During the term of their employment, the executives are entitled to reimbursement for reasonable out-of- pocket travel and other business expenses (excluding ordinary commuting expenses) and to participate in applicable medical, dental, disability and life insurance plans, 401(k) plans and other employee welfare and benefit plans or programs made available to the Company’s U.S.-based employees generally. The agreements also contain nondisclosure and non-solicitation provisions.

On September 6, 2011, we provided Mr. Ochi a letter agreement which, subject to the terms and conditions set forth therein, provides that all outstanding but unvested stock options, restricted share units and other equity-based compensation held by Mr. Ochi on the date of the termination of his employment shall continue to vest in accordance with their terms for an additional two-year period if Mr. Ochi remains a full-time employee of ours through at least January 31, 2014 and on or before the termination of his employment, Mr. Ochi enters into a two-year exclusive consulting agreement with us.

Termination and Change of Control Payments

Set forth below is each element of compensation that would be paid to each Named Executive Officer under various post-employment and change-of-control scenarios assuming the triggering event had actually occurred on January 31, 2013. Each of the elements of compensation described below is required under (1) the terms of the Named Executive Officer’s employment agreement, (2) the terms of the relevant long-term incentive plan (including the award agreements thereunder) or (3) the terms of the Company’s standard benefit plans.

In addition to the amounts outlined below, in connection with any termination of employment, each Named Executive Officer would be entitled to receive the following: (i) all amounts due during the six-month advance notice period provided for in his employment agreement during which period the executive remains an employee of the Company, (ii) all vested amounts paid by the Company under its 401(k) plan or any similar plans, (iii) all amounts earned through the date of termination but not yet paid (bonuses, business expenses, accrued vacation, etc.) and (iv) the value of all vested equity awards, whether in the form of restricted share units or stock options. We have not included these elements of compensation below nor have we valued these elements because they are either payments for services to be rendered (in the case of notice periods) or they are not “triggered” by any termination of employment or change in control. Additional information regarding the equity-based incentive awards held by the Named Executive Officers can be found in the table above entitled “Outstanding Equity Awards at Fiscal 2013 Year-End.” No employment agreement with any Named Executive Officer includes the continuation of any medical, dental or other similar benefits following their termination of employment and any agreement to provide such benefits would be at the discretion of the Compensation Committee on a case-by-case basis.

Voluntary Termination by Employee

•	None

Involuntary Termination without Cause (“Scenario 1” in the Table below)

•	For Mr. Kirchner, 6 months severance (conditioned on the signing of a standard waiver and release), plus a pro rata portion of his bonus for such year.

•	For Messrs. D’Amico, Feitzinger, Ochi and Rodick, 6 months severance (conditioned on the signing of a standard waiver and release).

•

With respect to any unvested restricted share units granted to any Named Executive Officer prior to February 1, 2012, those awards would vest in an amount equal to the lesser of (a) the total number of shares subject to the award and (b) 20% of the total number of shares subject to the award.

•	With respect to any unvested stock options granted to any Named Executive Officer prior to February 1, 2011, those options would fully vest on the date of termination.

•

With respect to (i) any unvested restricted share units granted to any Named Executive Officer on or after February 1, 2012 and (ii) any unvested stock options granted to any Named Executive Officer on or after February 1, 2011, such awards do not vest.

Involuntary Termination with Cause

•	None

Termination resulting from Disability (“Scenario 2” in the Table below)

•

For each Named Executive Officer, all benefits provided under the Company’s standard long-term disability policy applicable to U.S.-based corporate employees (which would equal 50% of base salary per month up to a maximum of $10,000 per month until the employee reaches the age of 65).

•

With respect to any unvested restricted share units granted to any Named Executive Officer on or after February 1, 2008 and prior to February 1, 2012, those awards would vest in an amount equal to the lesser of (a) the total number of shares subject to the award and (b) 20% of the total number of shares subject to the award.

•

With respect to (i) any unvested restricted share units granted to any Named Executive Officer on or after February 1, 2012 and (ii) any unvested stock options granted to any Named Executive Officer on or after February 1, 2011, such awards would fully vest on the date of disability.

Termination resulting from Death (“Scenario 3” in the Table below)

•

For each Named Executive Officer, all benefits provided under the Company’s standard life insurance policy applicable to U.S.-based corporate employees (which would equal one times the employee’s then base salary, with a maximum of $250,000, unless the death results from an “accident” (as defined in such policy), in which case the maximum is $500,000).

•

With respect to any unvested restricted share units granted to any Named Executive Officer on or after February 1, 2008 and prior to February 1, 2012, those awards would vest in an amount equal to the lesser of (a) the total number of shares subject to the award and (b) 20% of the total number of shares subject to the award.

•

With respect to (i) any unvested restricted share units granted to any Named Executive Officer on or after February 1, 2012 and (ii) any unvested stock options granted to any Named Executive Officer on or after February 1, 2011, such awards would fully vest on the date of death.

Termination during the first 12 months following a Change in Control (including the termination by employee for “Good Reason” (as defined in such employee’s employment agreement)) (“Scenario 4” in the Table below)

•	24 months severance, payable in 24 monthly installments (conditioned on the signing of a standard release and waiver)

•	With respect to any unvested restricted share units granted to any Named Executive Officer, those awards would fully vest on the date of termination.

•	With respect to any unvested stock options granted to any Named Executive Officer, those options would fully vest on the date of termination.

Definitions of “Change of Control” and “Good Reason”

Change of Control.    The Company’s 2004 Long-Term Incentive Plan, 2009 LTIP and each of the executives’ employment agreements contain a substantially similar definition of “Change of Control,” which occurs if:

•	There is a sale, transfer or disposition of all or substantially all of the assets and property of the Company;

•

Any “person” is or becomes the “beneficial owner,” directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding securities (excluding acquisitions of securities directly from the Company or by employee benefit plans sponsored or maintained by the Company or its controlled entities);

•

During any period of two (2) consecutive years during the term of the employment agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company cease to constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

•

The Company is dissolved or liquidated, or a merger, reorganization or consolidation of the Company occurs in which the former holders of the Company’s securities own less than 50% of the combined voting power of the surviving entity.

Good Reason.    Under their respective employment agreements, each of Messrs. Kirchner, D’Amico, Feitzinger, Ochi and Rodick has “Good Reason” to resign following a Change of Control if (i) the Company relocates him to a location that is outside a radius of two hundred fifty miles from the location where he was based just prior to the Change of Control (50 miles in the case of Messrs. Kirchner, D’Amico and Rodick), or (ii) the Company reduces his duties and responsibilities resulting in a material adverse reduction in his duties, authority or responsibilities and fails to cure the breach after written notice and a cure period. In addition, in the case of Messrs. Kirchner and D’Amico, they have “Good Reason” to resign following a Change of Control if the Company no longer has securities registered under the Securities Exchange Act of 1934, as amended.

The following table quantifies the amounts payable to each Named Executive Officer under the scenarios described above. For the purposes of determining the value of any equity-based compensation, we have assumed that the relevant triggering event took place on January 31, 2013, the last day of fiscal 2013, and that the Company’s stock is valued at $14.76, the closing price on such date. As of April 30, 2013, the closing price of the Company’s stock was $14.69. We have not included any equity-based compensation issued after January 31, 2013, which is described in the section above entitled “Compensation of Executive Officers — Compensation Discussion & Analysis — Compensation Awarded to our Named Executive Officers in Fiscal 2013 and Fiscal 2014.”

Executive Officers	Cash Payment(1)	Value of Accelerated Equity Awards	Other Benefits		Total Benefits
Eric Kirchner
• Scenario 1 (termination without cause)	$460,000	$880,670	$—		$1,340,670
• Scenario 2 (disability)	—	2,698,231	1,320,000	(2)	4,018,231
• Scenario 3 (death)	—	2,698,231	250,000	(3)	2,948,231
• Scenario 4 (termination following change of control)	1,840,000	4,519,763	—		6,359,763

Lance E. D’Amico
• Scenario 1 (termination without cause)	188,500	243,879	—		432,379
• Scenario 2 (disability)	—	541,795	2,520,000	(2)	3,061,795
• Scenario 3 (death)	—	541,795	250,000	(3)	791,795
• Scenario 4 (termination following change of control)	754,000	923,208	—		1,677,208

Edward Feitzinger
• Scenario 1 (termination without cause)	200,000	48,708	—		248,708
• Scenario 2 (disability)	—	289,207	2,300,000	(2)	2,589,207
• Scenario 3 (death)	—	289,207	250,000	(3)	539,207
• Scenario 4 (termination following change of control)	800,000	421,368	—		1,221,368

Gene Ochi
• Scenario 1 (termination without cause)	182,500	242,621	—		425,121
• Scenario 2 (disability)	—	531,061	190,000	(2)	721,061
• Scenario 3 (death)	—	531,061	250,000	(3)	781,061
• Scenario 4 (termination following change of control)	730,000	913,733	—		1,643,733

Richard Rodick
• Scenario 1 (termination without cause)	195,000	161,017	—		356,017
• Scenario 2 (disability)	—	161,017	1,330,000	(2)	1,491,017
• Scenario 3 (death)	—	161,017	250,000	(3)	411,017
• Scenario 4 (termination following change of control)	780,000	161,017	—		941,017

(1)	Excluded from the amounts listed in this column are amounts which may be earned by the executives while they remain employees during the six-month advance notice period provided under their employment agreements.

(2)	Represents the total value payable to such executive under the Company’s standard long-term disability policy applicable to U.S.-based corporate employees. This payout assumes that such executive is paid $10,000 per month for the period of time from his age as of January 31, 2013 until he reaches the age of 65.

(3)	Represents the total value payable to such executive under the Company’s standard life insurance policy applicable to U.S.-based corporate employees, which equals one times the executive’s then base salary, with a maximum of $250,000, unless the death results from an “accident” (as defined in such policy), in which case the maximum is $500,000.

Mr. Samuels resigned from his position as our Executive Vice President and Chief Financial Officer, effective as of October 1, 2012, and as an employee effective as of May 2, 2013. As provided by his Employment Agreement, Mr. Samuels and the Company entered into the Samuels Separation Agreement. The Samuels Separation Agreement contains customary protective provisions, such as a release in favor of the Company and confidentiality provisions. Under the terms of the Samuels Separation Agreement, Mr. Samuels continued to receive his salary and benefits through May 2, 2013, and thereafter Mr. Samuels is entitled to receive severance pay at his base salary rate for the period from May 3, 2013 through November 1, 2013. In April 2013, while Mr. Samuels was still employed by the Company, 21,869 Restricted Share Units vested according to their terms. In addition, in accordance with the terms of the Samuels Separation Agreement, the vesting of an additional 32,509 Restricted Share Units was accelerated so that they vested on May 2, 2013, Mr. Samuels’ last day of employment. The following table quantifies the six months severance payable to Mr. Samuels commencing in May 2013 as well as the value of the acceleration of the vesting of Restricted Share Units pursuant to the Samuels Separation Agreement.

Cash Severance Payment	Value of Accelerated Equity Awards (1)	Total Benefits
$195,000	$485,684	$680,684

(1)	Calculated based on the closing price of the Company’s ordinary shares on May 2, 2013, which was $14.94.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company’s Board of Directors currently consists of Messrs. Rosenzweig, who chairs the committee, Belchers, Level and Slager. None of these individuals was an officer or employee of the Company or any of its subsidiaries at any time during fiscal 2013, none has ever served as an officer of the Company or any of its subsidiaries and none has had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K of the Securities Exchange Act. No executive officer of the Company served during fiscal 2013 as a member of a compensation committee or director of another entity, one of whose executive officers serves on the Compensation Committee or as a director of the Company. Our Compensation Committee is responsible for making determinations regarding base salaries, incentive bonuses, equity-based compensation awards and other compensation for the Company’s senior executives, with the exception that the full Board retains responsibility for approving the compensation of our Chief Executive Officer.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Relationship of the Company with Independent Registered Public Accountants

Deloitte & Touche LLP (“Deloitte”) served as the Company’s independent registered public accountants in fiscal 2013. Fees for professional services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates in fiscal years 2013 and 2012 were as follows:

	FY2013	FY2012
Audit Fees(1)	$7,574,000	$7,106,000
Audit-Related Fees(2)	684,000	354,000
Tax Fees(3)	1,802,000	1,193,000
All Other Fees(4)	7,000	125,000

Total	$10,067,000	$8,778,000

(1)

Audit fees principally reflect fees associated with the audit of the Company’s consolidated annual financial statements and review of the Company’s consolidated interim financial statements included in the Company’s filings and submissions to the SEC, in addition to the audits of subsidiaries financial statements required for statutory purposes. Audit fees include the audit of the effectiveness of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley 404”).

(2)	For fiscal 2013, audit-related fees include $674,000 for IFRS implementation advisory and statutory reporting advisory services and $10,000 for other accounting and compliance procedures and services. For fiscal 2012, audit-related fees include $308,000 for IFRS implementation and $46,000 for other accounting and compliance procedures and services.

(3)	For fiscal 2013, tax fees include $975,000 for tax compliance services and $827,000 for tax advice and tax planning services. For fiscal 2012, tax fees include $521,000 for tax compliance services and $672,000 for tax advice and tax planning services.

(4)	Includes fees for compliance and risk consulting services.

The Audit Committee pre-approved all services described above for fiscal 2013, including non-audit services, and has determined that these fees and services are compatible with maintaining the independence of Deloitte. The Audit Committee requires that the services provided by Deloitte be pre-approved by the Audit Committee.

Report of the Audit Committee

The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace the Company’s independent registered public accountants. The Audit Committee has selected Deloitte as the Company’s registered public accountants for the fiscal year ending January 31, 2014, and has recommended to the Board of Directors that such selection be submitted to the Company’s shareholders for ratification.

The Company’s management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Company’s internal control over financial reporting. Deloitte is responsible for performing an audit of those financial statements and internal control over financial reporting and issuing reports thereon. The Audit Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. The members of the Audit Committee are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and Deloitte.

In this context, the Audit Committee has met and held discussions with the Company’s management, the Company’s internal auditors and Deloitte with respect to our audited consolidated financial statements for fiscal 2013 and related matters. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. We met with the internal auditors and Deloitte, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee has discussed with Deloitte matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended or supplemented, and as adopted by the Public Company Accounting Oversight Board. In addition, Deloitte provided to the Audit Committee the written disclosures and the letter required by Public Company Accounting Oversight Board Rule 3526, Communications with Audit Committees Concerning Independence, and represented that it is independent from the Company. We discussed with Deloitte its views as to Deloitte’s independence from the Company and the

Company’s management. When considering Deloitte’s independence, we considered whether the provision of non-audit services was compatible with maintaining Deloitte’s independence.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above, we recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended January 31, 2013 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013.

Submitted by the Audit Committee:

Leon J. Level, Chairman

C. John Langley, Jr.

Allan M. Rosenzweig

The above report shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(PROPOSAL 2)

As described in the Compensation Discussion and Analysis section of this proxy statement (“CD&A”), the Compensation Committee’s goal in setting executive compensation is to provide a compensation program for our senior executives that is designed to attract, retain, incentivize and reward talented executives who contribute to our Company’s growth and success and thereby build value for our shareholders over the long term. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our senior executives is performance-based and dependent upon the Company’s achievement of specified financial goals. As indicated previously in this proxy statement, no bonuses were paid for fiscal 2013 to our senior executives, including our Named Executive Officers, since the Company failed to achieve for fiscal 2013 the minimum net income level required for payouts under our cash bonus plan. As a result, the amount of cash compensation paid to each of our Named Executive Officers was substantially less than the “target” level of cash compensation established for the executives. Furthermore, with the exception of the annual base salary to be paid to our Executive Vice President, Global Operations, due to the challenging economic environment and the Company’s overall financial performance for fiscal 2013 the annual base salaries payable to our Named Executive Officers for fiscal 2014 remained unchanged.

Shareholders are urged to read the CD&A, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure, which describe the compensation of our five most highly-compensated executive officers in fiscal 2013. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in implementing our compensation philosophy and in achieving its goals and that the compensation of our Named Executive Officers in fiscal 2013 reflects and supports these compensation policies and procedures.

Pursuant to SEC rules, we must conduct an advisory vote on the compensation of our executive officers at least once every three years. At our 2011 annual meeting, our shareholders voted to conduct an advisory vote on executive compensation every year. While this vote was non-binding, the Board of Directors considered this advisory vote and determined that it currently intends to seek an advisory vote on compensation annually. Accordingly, at the Annual Meeting, shareholders will be asked to approve the following advisory resolution:

RESOLVED, that the shareholders of UTi Worldwide Inc. (the “Company”) approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the compensation tables and narrative discussion following the Compensation Discussion and Analysis.

This vote, commonly referred to as a “say-on-pay” vote, is an advisory vote and therefore is non-binding on the Company, the Board and the Compensation Committee. Although non-binding, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

The Board of Directors recommends a vote “for” the resolution set forth in Proposal 2 above, and unless otherwise directed in the accompanying proxy, the persons named therein will vote “FOR” this resolution.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(PROPOSAL 3)

The Audit Committee has selected Deloitte to act as independent registered public accountants for the fiscal year ending January 31, 2014. The Board is submitting the appointment of independent registered public accountants to the shareholders for ratification at the Annual Meeting. Deloitte has served as independent registered public accountants for the Company since 1993. Deloitte has advised the Company that it has no direct or indirect financial interest in the Company. Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Shareholder ratification of the appointment of Deloitte as the Company’s independent registered public accountants is not required by the Company’s Amended and Restated Articles of Association or otherwise. However, the Board of Directors is submitting the selection of Deloitte to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will review its future selection of an independent registered public accounting firm in light of that vote result. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Ratification of the appointment of Deloitte as the Company’s independent registered public accountants requires the affirmative vote of a majority of the Ordinary Shares present in person or by proxy at the Annual Meeting and voting on the proposal.

The Board of Directors recommends a vote “for” the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountants of the Company for the fiscal year ending January 31, 2014, and unless otherwise directed in the accompanying proxy, the persons named therein will vote for such ratification.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential conflicts of interests. Therefore, our Audit Committee charter requires that our Audit Committee review and pre-approve all related party transactions (as that term is defined in the SEC regulations). Since February 1, 2012, with the exception of the letter agreement referenced below, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of more than five percent of our Ordinary Shares, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.

On April 22, 2013, we entered into a letter agreement with P2 Capital. Pursuant to this agreement Mr. Paulson was appointed as a director to our Board in April 2013 and we agreed, no later than the June 2013 meeting of the Board and upon Mr. Paulson’s request, to consider Mr. Paulson’s appointment to one or more committees of the Board, such as the Risk Committee or the Compensation Committee. The letter agreement provides that, at any time during Mr. Paulson’s term as a director of the Company, if P2 Capital or any of its affiliates effects a transaction or series of transactions that results in it and its affiliates collectively beneficially owning less than 5% of the then outstanding ordinary shares of us, it will cause Mr. Paulson to offer to resign from the Board. The letter agreement further provides that if Mr. Paulson is unable to serve as a director on behalf of P2, or resigns or is removed from the Board prior to the expiration of his initial term (other than in accordance with the immediately preceding sentence), P2 Capital may recommend a substitute director affiliated with P2 Capital to replace Mr. Paulson, subject to the approval of such substitute by the Nominations & Corporate Governance Committee.

In accordance with the letter agreement, the Company agreed to enter into a registration rights agreement with P2 Capital pursuant to which, subject to customary limitations and customary terms, P2 Capital will have the right to require the Company, among other things, to register the resale by P2 Capital of registrable securities under the Securities Act, by means of a shelf registration statement.

In addition, in the letter agreement P2 Capital agreed to vote all of its voting securities that it is entitled to vote at our 2013 and 2014 annual meetings in favor of the election of each of the Board’s nominees and against any competing nominees and in accordance with the recommendation of the Board on any shareholder proposal. P2 Capital also agreed that until the close of the 2014 Annual Meeting, neither P2 Capital nor its affiliates will (i) except as described above, seek election of, or seek to place, any person (other than a person approved by the Board) on the Board or seek the removal of any Board member, (ii) initiate, propose or otherwise solicit shareholders for the approval of any shareholder proposals with respect to us, (iii) request any amendment or modification to the relevant provision or disclose a plan or intention inconsistent with the foregoing, or (iv) advise, assist or encourage, or enter into discussions or arrangements with, any other person with respect to the foregoing.

As described above in the section entitled “Information about the Board of Directors and Committees of the Board — Compensation of Directors,” all compensation otherwise payable to Mr. Paulson as a director shall instead be paid to P2 Capital. In this regard, the Company has agreed that in lieu of Mr. Paulson receiving any awards under the Directors Incentive Plan, P2 Capital will instead receive a cash payment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by the Company and written representations received from the Company’s directors and officers, the Company believes that all reports required to be filed under Section 16(a) were filed on a timely basis for the fiscal year ended January 31, 2013.

SUBMISSION OF SHAREHOLDER PROPOSALS

AND DIRECTOR NOMINATIONS FOR THE 2014 ANNUAL MEETING

Nominations for Directors for the 2014 Annual Meeting

No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Procedures. Nominations of persons for election to the Board of Directors shall be made only at a meeting of shareholders and only (a) by or at the direction of the Board of Directors or (b) by a shareholder entitled to vote for the election of directors who complies with the Nomination Procedures.

Nominations by shareholders must be made in writing to the Secretary of the Company and must comply with all of the applicable requirements contained in our Articles of Association. Under the Nomination Procedures currently in effect, to be considered timely, a shareholders’ notice must be delivered to or mailed and received by the secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary date of the date on which the Company held its immediately preceding annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting of shareholders is called for a date that is more than 30 days before or more than 60 days after such one-year anniversary of the immediately preceding annual meeting of shareholders, notice from a shareholder will also be considered timely if it is so delivered or received no earlier than the close of business on the 120th day prior to such annual meeting of shareholders nor later than the later of 90 days prior to the date of such annual meeting of shareholders or, if the first public disclosure of the date of such annual meeting is less than 100 days prior to the date of such meeting, the close of business on the tenth day following the day on which public disclosure is first made of the date of such annual meeting of shareholders. Therefore, in order to be timely for the 2014 annual meeting, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than February 10, 2014 and not later than March 12, 2014, assuming the 2014 annual meeting is called for a date that is no earlier than 30 days prior to, and no later than 60 day following, June 10, 2014. If you would like a copy of the requirements for nominations by shareholders contained in our Articles of Association, please direct your request in writing to UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA, attention: Lance E. D’Amico.

Shareholder Proposals for the 2014 Annual Meeting

In order to include a proposal in our proxy materials relating to the 2014 annual meeting of shareholders, you must comply with the notice procedures set forth in Rule 14a-8 promulgated under the Exchange Act. However, in order for such a proposal to be properly brought before the 2014 annual meeting of shareholders, you must comply with the Proposal Procedures set forth in our Articles of Association. Rule 14a-8 and the Proposal Procedures contain different and independent requirements. Therefore, to qualify your proposal for inclusion in our 2014 proxy materials and submit your proposal for action at the 2014 annual meeting of shareholders, you must comply with each of the requirements set forth below.

Shareholder Proposals under Rule 14a-8

If you want us to consider including a proposal in the Company’s proxy materials relating to the 2014 annual meeting of shareholders, your written proposal must be received by the Company no later than January 13, 2014. If we change the date of the 2014 annual meeting of shareholders to a date more than 30 days from the one year anniversary of this Meeting, Rule 14a-8 under the Exchange Act provides that shareholder proposals must be received within a reasonable time before the Company begins to print and send its proxy materials for the 2014 annual meeting of shareholders. You should direct any such shareholder proposals to the attention of the Secretary of the Company at UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA.

Shareholder Proposals under the Proposal Procedures

In order to comply with the Proposal Procedures currently in effect, a shareholder must deliver a written notice regarding the proposal to the secretary of the Company at the Company’s principal executive offices and meet all of the applicable requirements contained in our Articles of Association.

Under the Proposal Procedures, to be considered timely in connection with an annual meeting of shareholders, a shareholder’s notice must be delivered to or mailed and received by the secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary date of the date on which the Company held its immediately preceding annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting of shareholders is called for a date that is more than 30 days before or more than 60 days after such one-year anniversary of the immediately preceding annual meeting of shareholders, notice from a shareholder will also be considered timely if it is so delivered or received no earlier than the close of business on the 120th day prior to such annual meeting nor later than the later of 90 days prior to such annual meeting of shareholders or, if the first public disclosure of the date of such annual meeting is less than 100 days prior to the date of such meeting, the close of business on the tenth day following the day on which public disclosure is first made of the date of such annual meeting of shareholders. Therefore, in order to be timely for the 2014 annual meeting, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than February 10, 2014 and not later than March 12, 2014, assuming the 2014 annual meeting is called for a date that is no earlier than 30 days prior to, and no later than 60 day following, June 10, 2014. If you would like a copy of the requirements for shareholder proposals contained in our Articles of Association, please direct your request to UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA.

ANNUAL REPORT

You may obtain, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2013, including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 of the Exchange Act. You may also obtain copies of exhibits to the Form 10-K, but we will charge a reasonable fee to shareholders requesting such exhibits. You should direct your request in writing to UTi Worldwide Inc., c/o UTi, Services, Inc., 100 Oceangate Boulevard, Suite 1500, Long Beach, CA 90802, USA, attention: Lance E. D’Amico, Secretary.

OTHER MATTERS

The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Board of Directors,

Lance E. D’Amico

Secretary

Long Beach, California

May 13, 2013

ADDITIONAL INFORMATION

If you have questions or need assistance voting, please contact:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

Electronic Voting Instructions Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 9, 2013.
Vote by Internet
• Go to www.envisionreports.com/UTIW
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proposals — The Board of Directors recommends a vote FOR the nominees listed under Proposal 1, FOR Proposal 2 and FOR						+
Proposal 3.
1. Election of Class “A” Directors:	For	Withhold		For	Withhold
01 - C. John Langley, Jr.	☐	☐	02 - Allan M. Rosenzweig	☐	☐

03 - Donald W. Slager	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐	3.	To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company.	☐	☐	☐

4.	The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if	☐
you plan to attend the
Annual Meeting.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please date this proxy, sign exactly as your name appears hereon and return this proxy promptly using the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

UTi Worldwide’s Proxy Statement and Annual Report are available on-line at www.envisionreports.com/UTIW.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy — UTi Worldwide Inc.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF UTi WORLDWIDE INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UTi WORLDWIDE INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned shareholder of UTi Worldwide Inc. (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held June 10, 2013 and proxy statement, and appoints Eric W. Kirchner and Lance E. D’Amico, or either of them, acting singly, as proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent and vote all ordinary shares of the Company that the undersigned is entitled to vote, either on the undersigned’s behalf or on behalf of any other entity or entities, at the Annual Meeting of Shareholders to be held on Monday, June 10, 2013 at 9:00 a.m. (Pacific Time) at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, and at any adjournment(s) and postponement(s) thereof, on all matters coming before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3 ON THE REVERSE SIDE. IN ADDITION, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. IN THE EVENT ONE OR MORE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 ON THE REVERSE SIDE IS UNABLE TO OR DECLINES TO SERVE AS A DIRECTOR AT THE TIME OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON AS MAY BE DESIGNATED BY THE COMPANY’S BOARD OF DIRECTORS, IF ANY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proposals — The Board of Directors recommends a vote FOR the nominees listed under Proposal 1, FOR Proposal 2 and FOR Proposal 3.
1. Election of Class “A” Directors:	For	Withhold		For	Withhold	+
01 - C. John Langley, Jr.	☐	☐	02 - Allan M. Rosenzweig	☐	☐
03 - Donald W. Slager	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐	3.	To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants of the Company.	☐	☐	☐

4.	The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this proxy, sign exactly as your name appears hereon and return this proxy promptly using the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	1 UPX	1 3 7 4 8 9 2	+

                                 01GOFB

UTi Worldwide’s Proxy Statement and Annual Report are available on-line at www.envisionreports.com/UTIW.

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — UTi Worldwide Inc.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF UTi WORLDWIDE INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UTi WORLDWIDE INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned shareholder of UTi Worldwide Inc. (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held June 10, 2013 and proxy statement, and appoints Eric W. Kirchner and Lance E. D’Amico, or either of them, acting singly, as proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent and vote all ordinary shares of the Company that the undersigned is entitled to vote, either on the undersigned’s behalf or on behalf of any other entity or entities, at the Annual Meeting of Shareholders to be held on Monday, June 10, 2013 at 9:00 a.m. (Pacific Time) at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA, and at any adjournment(s) and postponement(s) thereof, on all matters coming before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3 ON THE REVERSE SIDE. IN ADDITION, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. IN THE EVENT ONE OR MORE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 ON THE REVERSE SIDE IS UNABLE TO OR DECLINES TO SERVE AS A DIRECTOR AT THE TIME OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON AS MAY BE DESIGNATED BY THE COMPANY’S BOARD OF DIRECTORS, IF ANY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE.)